UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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2025

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

LETTER TO SHAREHOLDERS FROM THE CHAIR

June 9, 2025

Dear Fellow Shareholders,

I present this year’s Proxy Statement and it is my pleasure to invite you to our 2025 Annual Meeting of Shareholders on July 22, 2025.

In my letter to you last year, I communicated the following key messages:

•  We were deeply committed to making further reductions in our debt levels.

•  I was confident in our new CEO Bracken Darrell and the leadership team he was putting together. Business transformations take time, but it all starts with people.

I am happy to report that fiscal 2025 further reinforced my confidence in the team and that we made important strides in our debt reduction and business transformation. We are on track to transform VF.

•  Leadership team. During his second year at the helm, Bracken continued to strengthen his leadership team and successfully attracted best-in-class talent. Led by our very talented and committed CEO, the leadership team is fully aligned and working together to transform the business.

•  Debt levels. During fiscal 2025, we paid down $1.8 billion in debt. We also announced our intention to further reduce our debt leverage ratio as outlined in our Investor Day presentations and we are making progress to deliver this objective.

•  Transformation. The Reinvent transformation program implemented during fiscal 2024 started to deliver results in fiscal 2025. We significantly improved gross margin and operating profit through lower promotions and cost reductions. During the year, we introduced actions and processes to achieve a 10% operating margin in fiscal 2028. More importantly, these steps ensure we are building a sound business model from which to drive profitable and sustainable growth.

We are not yet where we want to be on driving growth. Revenue declined in fiscal 2025 versus prior year. This result was in line with our expectations, but it is not consistent with our historical success or our longer-term aspirations.

But, importantly, we are making progress. I am confident that we are on the right path to transforming VF and making it an amazing company that drives strong growth.

I am happy to report that fiscal 2025 further reinforced my confidence in the team and that we made important strides in our debt reduction and business transformation. We are on track to transform VF.

Shareholder Meeting

I have appreciated the opportunity to personally engage with shareholders to receive input and feedback and I look forward to continuing the dialogue. Your input and your vote are important and we were pleased to engage on governance matters with shareholders representing over 61% of outstanding shares in fiscal 2025. I encourage you to take a moment to vote on the items in this year’s Proxy Statement. The Board considers that all the proposals presented are in the best interests of the Company and its shareholders. Accordingly, the Board unanimously recommends that you vote in favor of each proposal.

Shareholder meeting details:

Date: July 22, 2025

Time: 11:30 a.m., Mountain Time

Live via the internet: at www.virtualshareholdermeeting.com/VFC2025

On behalf of the VF Board of Directors, thank you for your trust and support and your continued investment in VF.

Sincerely,

Richard Carucci

Chair of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2025 Annual Meeting Information

WHO MAY VOTE

Only shareholders of record as of the close of business on May 27, 2025 are entitled to notice of and to vote at the meeting.

Date July 22, 2025

Time 11:30 a.m., Mountain Time

Location www.virtualshareholdermeeting.com/VFC2025

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through our toll-free telephone number, or by signing, dating and promptly returning your completed proxy card.

Internet Online at www.proxyvote.com

Telephone Call toll-free 1-800-690-6903

Mail If you received a paper copy of the proxy materials, mark, sign and date your proxy card and promptly return it in the provided postage-paid envelope.

ITEMS OF BUSINESS

1	Elect directors
2	Vote on approval of the compensation of named executive officers as disclosed in this proxy statement
3	Vote on ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026
4	Transact such other business as may properly come before the meeting and any adjournments thereof

A copy of VF’s Annual Report for fiscal 2025 is included for your information.

To attend the meeting, shareholders must visit www.virtualshareholdermeeting.com/VFC2025 and enter their control number. Shareholders may submit questions for the meeting by visiting www.proxyvote.com and following the instructions. Questions must be submitted by no later than 5:00 p.m., Eastern Time, on Friday, July 18, 2025. Shareholders will not be able to attend the meeting in person.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

Chief Legal Officer and Corporate Secretary

This proxy statement contains forward-looking statements and website links. All statements other than statements of historical or current facts, including statements regarding our future financial performance and shareholder value and expected results from execution of strategic priorities, made in this document are forward-looking. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the fiscal year ended March 29, 2025. Website links included in this proxy statement are for convenience only. Information contained on or accessible through such website links is not incorporated in, and does not constitute a part of, this proxy statement.

Item No. 1: ELECTION OF DIRECTORS	2
CORPORATE GOVERNANCE AT VF	19
Shareholder Outreach and Engagement	19
Corporate Governance Principles	20
Related Party Transactions	21
Board of Directors	21
Board Committees and Their Primary Responsibilities	22
Board and Committee Evaluations	25
Board Leadership Structure	25
Board Oversight of Strategy	26
Insider Trading Policy	27
Shareholder Communications with our Board of Directors	28
Directors’ Compensation	28
Item No. 2: PROPOSAL TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	30
EXECUTIVE COMPENSATION	32
Compensation Discussion and Analysis	33
Compensation Committee Report	50
Summary Compensation Table	51
2025 Grants of Plan-Based Awards	53
Outstanding Equity Awards at Fiscal Year-End 2025	54
2025 Option Exercises and Stock Vested	56
2025 Pension Benefits Table	58
2025 Nonqualified Deferred Compensation	59
Potential Payments Upon Change in Control, Retirement or Termination of Employment	60
CEO Pay Ratio	63
Pay Versus Performance	64
2025 Equity Compensation Plan Information Table	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68

Item No. 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70

Report of the Audit Committee	71

ABOUT THE MEETING	72

GENERAL INFORMATION	75

Other Matters	75

Expenses of Solicitation	75

Shareholder Proposals and Nominations for the 2026 Annual Meeting of Shareholders	75

PROXY SUMMARY

This summary highlights certain information in this proxy statement. Please review the complete proxy statement and fiscal 2025 Annual Report before you vote. We encourage you to vote as promptly as possible to ensure that your views are reflected.

2025 Annual Meeting Information

Date: July 22, 2025

Time: 11:30 a.m., Mountain Time

Location: www.virtualshareholdermeeting.com/VFC2025

Record Date: May 27, 2025

Meeting Agenda and Voting Recommendations

PROPOSAL		BOARD RECOMMENDATION	PAGE NUMBER

1	Elect directors	Vote FOR	2

2	Advisory vote to approve compensation of named executive officers	Vote FOR	30

3	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026	Vote FOR	70

Director Nominees

Richard T. Carucci	Alexander K. Cho	Juliana L. Chugg	Bracken Darrell	Trevor A. Edwards	Mindy F. Grossman
Chair			President & CEO

Mark S. Hoplamazian	Laura W. Lang	Clarence Otis, Jr.	Carol L. Roberts	Matthew J. Shattock	Kirk C. Tanner

VF at a Glance in Fiscal 2025

$9.5B	~27K	$1.8B	1,127
Revenue	Employees around the world	Of debt paid off in fiscal 2025	Owned retail stores at March 2025

VF Corporation 2025 Proxy Statement	/	i

PROXY SUMMARY

Corporate Governance Highlights

We strive to maintain robust corporate governance practices designed to protect and grow long-term value for our shareholders. Our corporate governance practices include:

•	11 of the 12 director nominees (92%) are independent.

•	Independent Board members meet in executive session at each regularly scheduled Board meeting.

•	Seven of 12 current directors are gender or ethnically/racially diverse.

•	The average tenure of the director nominees is 8.6 years (including five new directors in just over three years), and the average age of the director nominees is 62.6.

•

The Governance and Corporate Responsibility Committee works closely with the full Board to develop criteria for evaluating nominees for open Board positions, so that regular refreshment takes into account the evolving needs of the Board and the Company and supports value creation. As a result, the directors bring a balance of skills, attributes, and experience to their oversight of VF.

•	All directors stand for election on an annual basis.

•

Directors are elected by a majority of votes cast in uncontested elections and any director who does not receive a majority of votes cast is required to submit his or her resignation for consideration by the Board.

•	Our By-Laws contain proxy access provisions that enable qualified shareholders to nominate directors for election to our Board.

•	We have robust stock ownership requirements for directors and executive officers.

•	All directors and executive officers are prohibited from hedging/pledging shares of our common stock.

•	We actively engage with shareholders to seek their input on issues and to address their questions and feedback.

Shareholder Engagement

We recognize the value of and are committed to engaging with our shareholders and soliciting their views and input. This past year, members of our management and the Board continued our practice of shareholder engagement, reinforcing our commitment to building strong, long-term relationships with our shareholders. Over the past year, we contacted shareholders representing over 77% of our outstanding share ownership, including our top 13 shareholders, requesting engagement. Members of management and the Board met with 11 shareholders representing over 61% of outstanding share ownership in order to understand and consider the issues of importance to our shareholders and address them appropriately.

KEY TOPICS DISCUSSED WITH SHAREHOLDERS IN 2024 AND 2025
Board Oversight of Risk and Strategy	Leadership Changes and Retention
Board Composition and Refreshment	Incentive Program Design and Metrics
Enhanced Disclosure of Director Skills	Environmental and Social Responsibility Disclosures

Over 77% of outstanding shares contacted in fiscal 2025	Over 61% of outstanding shares met with us

ii	/	VF Corporation 2025 Proxy Statement

PROXY SUMMARY

Executive Compensation

The Talent and Compensation Committee of the Board is guided by executive compensation principles that align with shareholders’ interests such as pay for performance. Our executive compensation program uses a mix of base salary, annual cash incentives, stock compensation awards and broad-based benefits to attract and retain highly qualified executives and maintain a strong alignment between executive pay and company performance in order to incentivize long-term value creation. Information regarding our named executive officers’ fiscal 2025 compensation is described in the “Executive Compensation” section. Shareholders expressed very strong support for our executive compensation program at our 2024 Annual Meeting of Shareholders, with over 94% of the votes cast in favor of our Say-on-Pay proposal.

Environmental and Social Responsibility

VF has a long-standing commitment to operating responsibly. Our approximately 27,000 employees embrace the opportunity to overcome the challenges of today as they pursue the promise of tomorrow.

Below are highlights from VF’s fiscal 2024 Environmental & Social Responsibility report – refer to such report for more information. Additional information regarding VF’s strategy and actions can be found within our “Responsibility” page on www.vfc.com.

48%

of polyester sourced by VF brands originated from recycled sources in FY23*.

17K+

workers in supplier facilities were trained on their rights through VF's Worker Rights program in FY24.

$11.9M+

contributed in monetary and product donations by VF in FY24.

150MT*+

of natural rubber used by VF brands was sourced from communities implementing regenerative agriculture practices in FY23*.

2M+

products shipped to consumers by VF brands without plastic polybags as of FY24.

50%+

supply chains for each of VF's top five key materials have been traced across all tiers in FY24.

€495M+

allocated in VF's second green bond, supporting nine projects focused on supporting our environmental initiatives to manage climate risk.

34K+

MWH* retired in FY24 from the first round of renewable energy credits (RECs) from our tax equity investment.

919K+

people reached in VF's supply chain through the Worker & Community Development program as of FY24.

420+

supplier facilities participated in the CHEM-IQ℠ program in FY24.

1K+

office-based employees participated in VF's first Global Mentorship Program for professional growth and networking in FY24.

* VF reports materials data on a lagged year in order to allow for the collection of data from third-party sources outside of our direct control. "MT" means metric tons and "MWH" means megawatt hour.

VF Corporation 2025 Proxy Statement	/	iii

VF CORPORATION

PROXY STATEMENT

For the 2025 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation (the “Board” or the “VF Board”) to be voted at VF’s Annual Meeting of Shareholders on July 22, 2025 and any adjournments of the meeting. The information contained on vfc.com or any other website referred to is provided for reference only and is not incorporated by reference into this proxy statement.

On or around June 9, 2025, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of May 27, 2025, the record date for the meeting. The Notice directs shareholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report for fiscal 2025. Shareholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON JULY 22, 2025

This proxy statement and our Annual Report for fiscal 2025 are available at

www.virtualshareholdermeeting.com/VFC2025.

VF Corporation 2025 Proxy Statement	/	1

ITEM NO. 1

Election of Directors

VF’s Board of Directors has nominated the persons named below whose terms expire at the meeting to serve as directors. All nominees currently serve as directors on our Board and, if reelected, will serve a term of office until our 2026 Annual Meeting of Shareholders or until a successor is duly elected and qualified. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is VF’s policy that a substantial majority of the members of its Board should be independent. Currently, 11 of the 12 nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and the Listing Standards of the New York Stock Exchange (“NYSE”), the securities exchange on which VF’s Common Stock is traded. The ages set forth below are as of the date of the Annual Meeting of Shareholders, July 22, 2025.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	AUDIT COMMITTEE	TALENT AND COMPENSATION COMMITTEE	GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE	FINANCE COMMITTEE

Richard T. Carucci	68	2009	Retired; Former President, Yum! Brands, Inc.	Member			Member

Alexander K. Cho	52	2022	President, Personal Systems, HP Inc.	Member		Member

Juliana L. Chugg	57	2009	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Chair	Member

Bracken Darrell	62	2023	President and Chief Executive Officer, VF Corporation				Member (ex officio)

Trevor A. Edwards	62	2023	Strategic Advisor, Direct-to-Consumer Brands and Investment Firms		Member	Member

Mindy F. Grossman	67	2024	Partner, The Consello Group		Member	Member

Mark S. Hoplamazian	61	2015	President and Chief Executive Officer, Hyatt Hotels Corporation		Member		Chair

Laura W. Lang	69	2011	Managing Director, Narragansett Ventures, LLC		Member		Member

Clarence Otis, Jr.	69	2004	Retired; Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.	Member			Member

Carol L. Roberts	65	2017	Retired; Former Senior Vice President and Chief Financial Officer, International Paper Company	Chair			Member

Matthew J. Shattock	62	2013	Retired; Former Chief Executive Officer, Beam Suntory, Inc.		Member	Chair

Kirk C. Tanner	57	2024	President and Chief Executive Officer, The Wendy’s Company	Member		Member

Number of Meetings Held in Fiscal 2025			Board – 9	9	5	7	4

2	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

NOMINEES

Our Board selected the nominees based on their experience, qualifications, attributes and skills and the belief that each can make substantial, unique and complementary contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product and/or direct-to-consumer company experience, and domestic and international business experience. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness and is well-suited for VF’s business and organizational complexities and long-term strategy.

COMMITTEES Audit, Executive (Chair), Finance FAVORITE OUTDOOR ACTIVITY	RICHARD T. CARUCCI	AGE: 68	DIRECTOR SINCE: 2009

Experience

•  June 2023 – Present: Chair of the VF Board

•  December 2022 – June 2023: Interim Chair of the VF Board

•  2012 – 2014 (retired): President, Yum! Brands, Inc.

•  2005 – 2012: CFO, Yum! Brands, Inc.

•  1997 – 2005: Various roles of increasing responsibility in finance, international and general management, Yum! Brands, Inc. (previously named Tricon Global Restaurants)

Former Public Company Directorships

•  2019 – 2021: Kontoor Brands, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Carucci developed deep industry experience during nearly two decades of service as a retail executive, holding various leadership roles at Yum! Brands, a large global multi-brand publicly traded company serving consumers through the operation of quick service restaurants.

•  Mr. Carucci provides invaluable insight into international business development and operations and global brand management from his experience leading 33,000 KFC, Pizza Hut, and Taco Bell restaurants in over 120 countries as President of Yum! Brands.

•  From his tenure as President and as CFO of Yum! Brands, and his experience on the Audit Committee of the VF Board, Mr. Carucci provides expertise in the broad range of financial matters that are vital to VF’s priorities, including strategic planning and portfolio management, capital allocation, large-scale cost management and organizational restructuring, internal controls, and investor relations.

•  Mr. Carucci brings strong experience in corporate governance and risk management from his executive leadership roles at Yum! Brands and his leadership as Chair of the VF Board and as former Chair of the Governance and Corporate Responsibility Committee of the VF Board.

VF Corporation 2025 Proxy Statement	/	3

ELECTION OF DIRECTORS

COMMITTEES Audit, Governance and Corporate Responsibility FAVORITE OUTDOOR ACTIVITY	ALEXANDER K. CHO	AGE: 52	DIRECTOR SINCE: 2022

Experience

•  2018 – Present: President, Personal Systems, HP Inc.

•  2014 – 2018: Vice President and General Manager, Commercial Personal Systems, HP Inc.

•  2010 – 2014: Vice President and General Manager, LaserJet Supplies Business, HP Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Cho has expertise in the rapidly changing technological landscape that affects consumers and businesses and the strategic use of data to drive business priorities, developed as the President of Personal Systems, the global computing business of HP, Inc., a publicly traded global information technology company specializing in consumer and business technology solutions.

•  Mr. Cho brings strong experience in integrating sustainability practices into corporate strategy, including incorporating sustainable innovation into product development and manufacturing such as increased use of recycled materials in personal computers, displays and paper packaging and use of new types of materials such as fishing nets and used cooking oil.

•  Mr. Cho brings invaluable insights into technology investment strategies, digital and artificial intelligence strategies and governance and cybersecurity issues facing consumer products companies and consumers and has built capabilities to support security of HP Inc.’s product offerings.

4	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Executive, Governance and Corporate Responsibility, Talent and Compensation (Chair) FAVORITE OUTDOOR ACTIVITY	JULIANA L. CHUGG	AGE: 57	DIRECTOR SINCE: 2009

Experience

•  2015 – 2018 (retired): EVP, Chief Brands Officer, Mattel, Inc.

•  2015: Partner, Noble Endeavors LLC

•  1996 – 2014: Various leadership roles (including Senior Vice President, General Mills, Inc. and President of its Frozen Frontier Division), General Mills, Inc. and Pillsbury

Other Public Company Directorships

•  2024 – Present: The Compass Group plc

•  2022 – Present: Darden Restaurants, Inc.

•  2022 – Present: MasterBrand, Inc.

Former Public Company Directorships

•  2019 – 2021: Kontoor Brands, Inc.

•  2018 – 2020: Caesars Entertainment Corporation

•  2007 – 2013: H.B. Fuller Company

Notable Skills and Qualifications and Key Board Contributions:

•  Ms. Chugg has valuable experience in building global brands and developing consumer products, gained through leading iconic brand franchises and managing a $6 billion revenue business from her tenure as Chief Brands Officer of Mattel, Inc., a publicly traded company and world-wide leader in the design, manufacture and marketing of toys and family products.

•  Ms. Chugg has expertise in marketing, market research and consumer behavior analysis and provides unique perspectives on consumer markets and trends, brand elevation marketing investments, ways to develop deep connections with consumers, and management of creative talent and brand evolution that started with her tenure at General Mills, Inc. and continued at Mattel, Inc.

•  Ms. Chugg brings significant experience in human capital management and executive compensation matters due to her role as Chair of the Talent and Compensation Committee, where she prioritizes upholding VF’s compensation principles designed to align our executives’ interests with those of shareholders, succession planning and talent and culture development.

(Also see footnote 4 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below.)

VF Corporation 2025 Proxy Statement	/	5

ELECTION OF DIRECTORS

COMMITTEES Finance (ex officio) FAVORITE OUTDOOR ACTIVITY	BRACKEN DARRELL	AGE: 62	DIRECTOR SINCE: 2023

Experience

•  July 2023 – Present: President and CEO, VF Corporation

•  2012 – 2023: President and CEO, Logitech International, S.A. (joined as President in 2012 and promoted to CEO in 2013)

•  2008 – 2012: President, EMEA, Whirlpool

•  2002 – 2008: Various international leadership roles of increasing responsibility (including President of Braun globally), Procter & Gamble

•  1997 – 2002: General Manager, Consumer Home Service, General Electric

•  1991 – 1997: Brand Manager, Procter & Gamble

Other Public Company Directorships

•  2024 – Present: Sonos, Inc.

Former Public Company Directorships

•  2013 – 2023: Logitech International, S.A.

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Darrell brings extensive experience in business leadership, strategic transformation and brand management developed over a course of more than 30 years as an executive at global publicly traded consumer products companies, during which time he drove the reinvention and growth of iconic consumer products brands including Old Spice and Braun.

•  Mr. Darrell is credited with a turnaround of Logitech, a global publicly traded leader in consumer and business technology products, by expanding into new categories and improving market share through the introduction of new and innovative products and the elevation of design as a pillar of the company’s strategy, experience which will prove vital to VF.

•  Mr. Darrell has strong experience in governance and sustainability and integration of those practices into corporate strategy, such as the integration of sustainable innovation into product development and manufacturing.

•  Mr. Darrell has significant knowledge of strategic planning, finance, accounting, risk management and corporate governance gained through his role as a public company CEO and his service on public company boards.

6	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Governance and Corporate Responsibility, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	TREVOR A. EDWARDS	AGE: 62	DIRECTOR SINCE: 2023

Experience

•  2013 – 2018: President, NIKE Brand, NIKE, Inc.

•  2006 – 2013: Executive Vice President, Global Brand & Category Management, NIKE, Inc.

•  2002 – 2006: Corporate Vice President, Global Brand Management, NIKE, Inc.

•  2000 – 2002: Vice President, U.S. Brand Marketing, NIKE, Inc.

•  1999 – 2000: Vice President, EMEA Marketing, NIKE, Inc.

•  1997 – 1999: Director, Europe Marketing, NIKE, Inc.

•  1992 – 1997: Director, Americas Marketing, NIKE, Inc.

•  1986 – 1992: Various leadership roles in marketing and global business development, Colgate-Palmolive Company

Other Public Company Directorships

•  2022 – Present: Funko, Inc.

Former Public Company Directorships

•  2021 – 2022: Iron Spark I, Inc.

•  2012 – 2018: Mattel, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Edwards brings with him 25 years of experience at NIKE, Inc., a publicly traded multinational footwear, apparel and equipment company, leading all facets of its $34 billion NIKE brand business, including strategy and brand evolution with a focus on elevating and advancing the brand and business through creativity and innovation.

•  Mr. Edwards has deep expertise in, and provides impactful perspectives about, product, design, innovation, marketing, merchandising, brand management, and global distribution of apparel and footwear products from his tenure at NIKE, where he led the brand to significant growth putting the consumer and the athlete at the center of all the company did and by spearheading a number of break-through product and consumer innovations.

•  Mr. Edwards’s leadership of the NIKE brand’s wholesale, retail and e-commerce operations globally, and his focus on transforming the digital landscape and connection with consumers digitally enables him to contribute valuable insights on the intersection of marketing and direct-to-consumer technology and implementation of digital and technology strategies.

VF Corporation 2025 Proxy Statement	/	7

ELECTION OF DIRECTORS

COMMITTEES Governance and Corporate Responsibility, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MINDY F. GROSSMAN	AGE: 67	DIRECTOR SINCE: 2024

Experience

•  2022 – Present: Partner, The Consello Group

•  2017 – 2022: President and CEO, WW International, Inc. (formerly known as Weight Watchers)

•  2008 – 2017: CEO, HSNi

•  2006 – 2008: CEO, IAC Retail (direct to consumer retail portfolio including Home Shopping Network and Cornerstone Brands, which became a stand-alone public company, HSNi, in August 2008)

•  2000 – 2006: Global Vice President of Apparel, NIKE Inc.

•  1995 – 2000: President and CEO, Polo Jeans Company

•  1988 – 1995: Various leadership roles in the apparel industry (including Vice President, New Business Development, Polo Ralph Lauren Corporation, President, Chaps Ralph Lauren, Senior Vice President, Menswear, Warnaco, Inc., and senior positions, Tommy Hilfiger and Oxford Industries)

Former Public Company Directorships

•  2017 – 2022: WW International, Inc.

•  2012 – 2019: Bloomin Brands, Inc.

•  2008 – 2017: HSNi

Notable Skills and Qualifications and Key Board Contributions:

•  Ms. Grossman oversaw a $4 billion direct to consumer retail portfolio during her service as CEO and a member of the board of directors at HSNi. She positioned HSNi as a leader in boundaryless retail, integrating entertainment, content, commerce and community and offering customers a seamless shopping experience across multiple channels. She was also instrumental in the successful turnaround and subsequent 2008 spinoff of IAC Retail, which became a stand-alone public company known as HSNi. IAC Retail was comprised of HSN, the TV and digital shopping network and Cornerstone Brands, a portfolio of catalogues, websites and retail locations including Frontgate and Garnet Hill. Ms. Grossman also served as the first female Chair of the National Retail Federation.

•  Ms. Grossman brings to VF valuable insight and experience about the apparel industry, having served in numerous leadership roles at leading apparel companies, including as a Global Vice President of Apparel at NIKE Inc., where she oversaw its $4 billion global apparel business. Earlier in her career, Mindy served as President and CEO of Polo Jeans Company and in other senior leadership roles at Polo Ralph Lauren Corporation, Warnaco, Inc., Tommy Hilfiger, and Oxford Industries.

•  Ms. Grossman has extensive experience in building and transforming consumer brands. She has been widely recognized for her executive leadership and business accomplishments, including being named to Forbes Magazine’s “The 100 Most Powerful Women,” in 2016, 2013, 2012 and 2009, and The Financial Times’s “Top 50 Women in World Business” in 2011 and 2010.

8	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Executive, Finance (Chair), Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MARK S. HOPLAMAZIAN	AGE: 61	DIRECTOR SINCE: 2015

Experience

•  2006 – Present: President and CEO, Hyatt Hotels Corporation

•  1989 – 2006: President, The Pritzker Organization

Other Public Company Directorships

•  2006 – Present: Hyatt Hotels Corporation

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Hoplamazian has substantial experience in international business development and operations and global brand management from his experience as President and CEO of Hyatt Hotels Corporation, a multi-brand publicly traded hospitality company serving consumers through more than 1,450 hotels and all-inclusive properties in more than 79 countries across six continents and has led Hyatt to achieve significant growth through multiple initiatives, including strategic M&A.

•  Overseeing and managing inclusive executive teams and a sizeable global workforce of more than 200,000 global employees, Mr. Hoplamazian brings valuable perspectives on human capital management efforts that attract and retain talented and engaged individuals committed to serving consumers.

•  Mr. Hoplamazian has extensive experience in finance, including capital allocation, investment and capital markets as well as cost discipline and cost management from overseeing the finance function as CEO of Hyatt and as President of The Pritzker Organization, the principal financial and investment advisor for Pritzker family business interests.

VF Corporation 2025 Proxy Statement	/	9

ELECTION OF DIRECTORS

COMMITTEES Finance, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	LAURA W. LANG	AGE: 69	DIRECTOR SINCE: 2011

Experience

•  2018 – Present: Senior Advisor, L Catterton

•  2014 – Present: Managing Director, Narragansett Ventures, LLC

•  2012 – 2013: CEO, Time Inc., a division of Time Warner

•  2008 – 2012: CEO, Digitas, Inc. and head of the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley

Other Public Company Directorships

•  2022 – Present: Oscar Health, Inc.

•  2020 – Present: Vroom, Inc.

Former Public Company Directorships

•  2014 – 2016: Care.com, Inc.

•  2010 – 2012: NutriSystem, Inc.

•  2005 – 2011: Benchmark Electronics, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Ms. Lang brings valuable perspective on brand management and marketing, data analysis strategies, and connection with consumers developed over more than 20 years of experience in the marketing and media industry, including as CEO of Time, Inc., a publicly traded media company, and of Digitas, a marketing and technology agency, and leading its Publicis Groupe’s pure-play digital agencies.

•  Ms. Lang provides insights on emerging technology trends, the intersection of marketing and direct-to-consumer technology, and implementation of digital and technology strategies, as well as on talent attraction and retention for digital roles, developed as the Founder and Managing Director of Narragansett Ventures, an investment advisory firm focused on digital business transformation and growth investing, and from her experience leading digital marketing agencies.

•  Ms. Lang brings to the VF Board knowledge and experience in finance, including capital allocation, capital markets, business development and portfolio management and evaluating businesses from an investor perspective, gained through her CEO leadership roles and her roles at Narragansett Ventures and L Catterton, a private equity firm focused on building consumer brands.

10	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Audit, Executive, Finance FAVORITE OUTDOOR ACTIVITY	CLARENCE OTIS, JR.	AGE: 69	DIRECTOR SINCE: 2004

Experience

•  2004 – 2014 (retired): CEO, Darden Restaurants, Inc.

•  2002 – 2004: Executive Vice President, Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division

•  2002: Executive Vice President and CFO of Darden Restaurants, Inc.

•  1999 – 2002: Senior Vice President and CFO Darden Restaurants, Inc.

Other Public Company Directorships

•  2017 – Present: The Travelers Companies, Inc.

•  2006 – Present: Verizon Communications, Inc. (Lead Independent Director since 2019)

Former Public Company Directorships

•  2004 – 2014: Darden Restaurants, Inc. (Chair of the Board)

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Otis has nearly 30 years of leadership experience in the retail industry, including 10 years as CEO of Darden Restaurants, Inc., a publicly traded multi-brand full-service restaurant company with well-known consumer brands including Olive Garden, LongHorn Steakhouse and Capital Grille and he offers impactful guidance to the Board and leadership team on long-term strategic planning and execution useful for growing brands with complex retail operations.

•  Mr. Otis has significant risk management oversight experience specific to retail and consumer technology companies, including cybersecurity, through his leadership roles at Darden Restaurants and his Board experience at Verizon Communications, Inc.

•  Named one of the most influential directors in the board room by the National Association of Corporate Directors in 2019, Mr. Otis brings deep understanding of strategic planning, corporate governance and succession planning gained through public company Board leadership, including his Board leadership roles on the VF Board as a previous Chair of VF’s Audit Committee and previous Chair of VF’s Governance and Corporate Responsibility Committee.

(Also see footnote 4 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below.)

VF Corporation 2025 Proxy Statement	/	11

ELECTION OF DIRECTORS

COMMITTEES Audit (Chair), Executive, Finance FAVORITE OUTDOOR ACTIVITY	CAROL L. ROBERTS	AGE: 65	DIRECTOR SINCE: 2017

Experience

•  2011 – 2017 (retired): Senior Vice President and CFO, International Paper Company

•  2005 – 2010: Senior Vice President, Industrial Packaging, International Paper Company

•  1981 – 2004: Various leadership roles (including Senior Vice President, Packaging and Vice President, Industrial Packing and Vice President, People Development), International Paper Company

Other Public Company Directorships

•  2016 – Present: Alcoa Corporation

Former Public Company Directorships

•  2014 – 2016: Arconic, Inc., formerly known as Alcoa, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Ms. Roberts brings to the Board significant finance and M&A expertise from her tenure as CFO of International Paper, a publicly traded company and global leader in packaging and paper with manufacturing operations in countries around the world, which enables her to lead the Audit Committee and assist leadership and the Board with finance, accounting and risk management expertise, including expertise with financial controls, capital allocation, investment oversight, cost management, and strategic planning.

•  With engineering expertise and a 40 year tenure with International Paper in various manufacturing, operations and executive leadership roles, including as Senior Vice President, Industrial Packaging, Ms. Roberts has led large, complex organizations and obtained deep experience in agile operations and logistics excellence.

•  Ms. Roberts has strong knowledge of human capital management gained through first-hand experience of leading teams and as International Paper’s Vice President of People Development during which she developed programs focused on talent development and employee engagement.

12	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Executive, Governance and Corporate Responsibility (Chair), Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MATTHEW J. SHATTOCK	AGE: 62	DIRECTOR SINCE: 2013

Experience

•  2009 – 2019 (retired): CEO, Beam Suntory, Inc., first as an operating unit of Fortune Brands and then as a standalone public company until it was acquired by Suntory Holdings Limited in 2014

•  2003 – 2009: Various leadership roles, Cadbury plc

•  1987 – 2003: Various leadership roles, Unilever plc

Other Public Company Directorships

•  2025 – Present: Haleon plc

•  2018 – Present: The Clorox Company (Lead Independent Director since January 2024 and Independent Chair from 2021 to 2023)

Former Public Company Directorships

•  2020 – 2025: Domino’s Pizza Group plc

•  2011 – 2014: Beam, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Shattock provides valuable guidance on elevating and sustaining iconic global brands developed over 30 years of leadership experience in the consumer products industry, including as CEO of Beam Suntory, one of the world’s largest premium spirits companies with well-known brands, such as Jim Beam, Maker’s Mark, and Knob Creek bourbons.

•  Mr. Shattock has substantial experience with portfolio management, including overseeing the successful acquisition and integration of companies such as the integration of the Beam and Suntory spirits businesses that led to a period of significant growth for the Jim Beam brand, a key skill set that contributes to the Board’s oversight of VF’s long-term strategy including its portfolio management and growth strategies.

•  Mr. Shattock brings deep experience in human capital management and executive compensation matters from his role as former Chair of the Talent and Compensation Committee for VF and in corporate governance, strategy oversight and risk management from his tenure as Chair of three publicly held consumer products and/or retail companies, Beam Suntory, Clorox, and Domino’s Pizza.

VF Corporation 2025 Proxy Statement	/	13

ELECTION OF DIRECTORS

COMMITTEES Audit, Governance and Corporate Responsibility FAVORITE OUTDOOR ACTIVITY MOUNTAIN BIKING	KIRK C. TANNER	AGE: 57	DIRECTOR SINCE: 2024

Experience

•  2024 – Present: President and CEO, The Wendy’s Company

•  2019 – 2024: CEO, North America Beverages, PepsiCo, Inc.

•  2016 – 2018: President and COO, North America Beverages, PepsiCo, Inc.

•  2015 – 2016: COO, North America Beverages and President, Global Foodservice, PepsiCo, Inc.

•  2014 – 2015: President, Global Foodservice Division, PepsiCo, Inc.

•  1992 – 2014: Various leadership roles (including Senior Vice President, Frito-Lay North America’s West region and Vice President, Sales, PepsiCo U.K. and Ireland), PepsiCo, Inc.

Other Public Company Directorships

•  2024 – Present: The Wendy’s Company

Notable Skills and Qualifications and Key Board Contributions:

•  Mr. Tanner has over 30 years of experience leading and growing global consumer brands and is now President and CEO of The Wendy’s Company, a publicly traded developer, operator and franchisor of quick-service restaurants, with over 7,000 locations around the world. He brings a valuable consumer-centric mindset and broad experience with brand building for well-known consumer brands.

•  During his tenure at PepsiCo, Inc., a leader in beverages, snacks and foodservice, including as CEO of North America Beverages, he was instrumental in accelerating revenue growth by enhancing operational performance, incubating and launching new products, entering new markets, and forming strategic partnerships and transactions with major sports leagues and restaurant chains. His experience transforming and growing brands will be vital to VF as it seeks to accelerate growth in its brands.

•  Mr. Tanner’s more than 30 years of experience in leadership at companies with deep commitments to their products, people and communities, and leadership on sustainability topics, including energy and emissions reduction and more sustainable packaging, will help guide VF in its sustainability and corporate responsibility efforts.

14	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

SUMMARY OF DIRECTOR NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

Our director nominees bring a balance of skills, attributes and experience to their oversight of VF as shown in the table below that identifies those that are most relevant to Board service and to VF’s business, industry and strategic priorities. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. However, each of the skills identified generally reflect significant experience in the director’s capacity as a full-time executive. The attributes or experiences described below are those reviewed by the Governance and Corporate Responsibility Committee and the Board in making nomination decisions, as part of the Board succession planning process, and to identify opportunities for Board education.

SKILLS AND EXPERIENCE

Talent and Culture			●	●	●	●	●	●	●	●	●	●

Design and Product Innovation		●	●	●	●	●					●	●

Operations and Process Transformation	●	●	●	●			●		●	●	●	●

Finance	●	●	●	●	●	●	●	●	●	●	●	●

Portfolio Management/M&A	●	●		●		●	●	●	●	●	●	●

Apparel/Footwear/ Consumer Products	●	●	●	●	●	●					●	●

Retail/Direct to Consumer	●	●	●		●	●	●		●			●

Brand Growth and Management	●	●	●	●	●	●	●	●	●		●	●

Digital, Data Insights and Analytics		●	●	●	●	●	●	●			●	●

Environmental/Sustainability/ Climate Change		●	●	●	●	●	●			●	●	●

Global Perspective	●	●	●	●	●	●	●	●		●	●	●

IT/Cybersecurity/Privacy	●	●	●	●	●		●	●	●	●	●

Public Company Executive	●	●	●		●					●

Denotes public company CEO experience

VF Corporation 2025 Proxy Statement	/	15

ELECTION OF DIRECTORS

TALENT AND CULTURE:

Experience in designing and implementing strategies and processes to help attract, engage, develop and retain exceptional and inclusive talent, including experience with employee health and safety, labor relations, work environment and culture, talent development, succession planning and compensation and benefits.

DESIGN AND PRODUCT INNOVATION: Experience in the development of strategies and processes to design, develop and deliver innovative products.

OPERATIONS AND PROCESS TRANSFORMATION:

Experience in and commitment to operational excellence, including management and integration of manufacturing, transportation and information across the supply chain, and agile process transformation and integration to reduce costs, maximize speed and productivity and ensure efficiency and effectiveness.

FINANCE:

Advanced understanding of finance, accounting and investor relations, including capital allocation, cost management, debt/capital market transactions and restructurings and ability to provide strong oversight of our capital structure, liquidity, leverage, financial reporting and internal controls. Includes experience as principal financial or accounting officer, public accountant or auditor or experience actively supervising a person in such a position.

PORTFOLIO MANAGEMENT/M&A:

Experience in portfolio management and strategic acquisitions and divestitures and integration of acquisitions, and strategies to support sustained growth and long-term value creation.

APPAREL/FOOTWEAR/CONSUMER PRODUCTS: Experience with consumer products, such as apparel, footwear and equipment, including manufacturing, sourcing, design, merchandising, and go to market.

RETAIL/DIRECT TO CONSUMER: Retail or DTC experience, including e-commerce, and proven knowledge of consumers, including ways to deeply connect with consumers and risks associated with DTC business.

BRAND GROWTH AND MANAGEMENT: Experience in building, maintaining and/or reinvigorating brand equity or brand value.

DIGITAL, DATA INSIGHTS AND ANALYTICS: Experience in digital business, processes and transformation and data collection and analysis to help us better understand our consumers and key business trends.

ENVIRONMENTAL/SUSTAINABILITY/CLIMATE CHANGE:

Experience in environmental and responsibility matters, including environmental sustainability, human rights, health and safety, and product safety to support our commitment to corporate citizenship and social responsibility.

GLOBAL PERSPECTIVE:

A significant portion of our production and sales activity occurs outside of the United States. Understanding diverse business environments, economic conditions, geopolitical and other global risks, and cultural perspectives helps to inform our global growth strategy and enhance oversight of our multinational operations.

IT/CYBERSECURITY/PRIVACY:

Experience in technology, artificial intelligence, cybersecurity or privacy, including overseeing risks related to emerging cybersecurity developments, threats and strategies to support our focus on digitalization and use of data.

PUBLIC COMPANY EXECUTIVE: Experience serving in executive leadership positions enhances understanding of public company considerations and capital structure relevant to our business.

16	/	VF Corporation 2025 Proxy Statement

ELECTION OF DIRECTORS

DEMOGRAPHICS

Gender	M	M	F	M	M	F	M	F	M	F	M	M

Race/Ethnicity

African American or Black

Asian

White

BOARD REFRESHMENT

Continuing to ensure that we maintain a strong and effective Board has been a key focus area for VF. Since 2022, four new independent directors – Ms. Grossman and Messrs. Cho, Edwards, and Tanner – have joined the Board as part of our Board refreshment process. Ms. Grossman and Mr. Edwards are proven apparel and footwear industry veterans. Ms. Grossman brings nearly two decades of experience as an apparel executive, and 16 years as a chief executive leading direct-to-consumer and retail companies and Mr. Edwards brings more than 25 years of marketing, global brand and general management experience in apparel and footwear. Mr. Cho, a 24-year veteran of a global technology products leader, brings deep experience in data insights and analytics as well as in developing, designing and marketing innovative consumer and business technology products, applications and solutions. Mr. Tanner adds more than 30 years of experience leading and growing global consumer brands, and brings a consumer-centric mindset, to the VF Board. The Governance and Corporate Responsibility Committee leads the dynamic refreshment process, striving to maintain a balanced Board with diverse experiences, skills and perspectives. The Governance and Corporate Responsibility Committee evaluates the specific personal and professional attributes of each director candidate versus those of existing Board members to ensure sufficient breadth of skills and experience and diversity of perspectives and backgrounds to enable effective, independent oversight on behalf of all shareholders.

VF Corporation 2025 Proxy Statement	/	17

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

IDENTIFY

•  The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience and enable the Board to oversee long-term shareholder value creation.

•  The Governance and Corporate Responsibility Committee (the “Governance Committee”) identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders for any new independent director.

EVALUATE

•  The Board and the Governance Committee consider the qualifications of directors individually, and in the broader context of the Board’s overall composition, and VF’s current and future needs and priorities as well as past contributions to the Board of sitting directors, including as part of the Board’s annual self-evaluation process.

•  Furthermore, in assessing the director nominees’ qualifications to serve on the Board, the Governance Committee reviews the number of other boards on which each director nominee serves and the other business and professional commitments of each director nominee.

SELECT AND RECOMMEND

•  Candidates are selected for their exceptional character, integrity and judgment, best in class business experience, acumen and skills, independence and commitment to VF and service on the Board.

•  Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Governance Committee considers diversity of experience and background in selecting nominees, and includes qualified female, gender, and racially/ethnically diverse candidates in the initial list of candidates from which any new independent director nominee is chosen by the Board. The Governance Committee considers this policy to have been effective to date in identifying and evaluating candidates representing a diversity of experiences and backgrounds.

Any shareholder who wishes to recommend a candidate for consideration by the Governance Committee for nomination at an annual meeting should submit a written recommendation to the Corporate Secretary of VF. If the Governance Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Corporate Secretary of VF (1) in the case of an annual meeting, not more than 150 days and not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, no later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, among other things, include a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act. The Governance Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. Eligible shareholders may also nominate and include in our annual meeting proxy materials director nominees pursuant to the proxy access provisions in Article I, Section 13 of VF’s By-Laws.

18	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

VF’s Board of Directors oversees and monitors the effectiveness of the management of the business and affairs of VF. Currently, members of the Board are kept informed of VF’s business through discussions with the Chair, the President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present.

During fiscal 2025, the independent directors met in executive session without management present four times at regularly scheduled Board meetings.

Shareholder Outreach and Engagement

We believe that a proactive shareholder engagement program is an important component of strong corporate governance and helps ensure the continued delivery of sustainable, long-term value to our shareholders. We engage in proactive shareholder outreach throughout the year. This includes engagement through the proxy season and the publication of our Environmental & Social Responsibility report, in addition to our regular ongoing dialogue with shareholders and potential investors throughout the year through our investor relations engagement efforts. We recognize the value of the ongoing feedback and will continue regular shareholder engagement activities to gain shareholder perspective firsthand.

Following the 2024 Annual Meeting of Shareholders, we contacted shareholders representing over 77% of our outstanding share ownership, including our top 13 shareholders, requesting engagement on topics including governance, executive compensation and similar matters of interest. Members of management and the Board met with 11 shareholders representing over 61% of outstanding share ownership. Our Chair of the Board or Chair of the Talent and Compensation Committee participated in nearly all of those meetings. Our fiscal 2025 engagement and shareholder exchanges covered a wide range of important strategy, operations, corporate governance, sustainability and social responsibility topics, which provided us valuable insights. The areas we covered included, but were not limited to, leadership changes and retention, board oversight of risk and strategy (including portfolio strategy), board composition and refreshment, and enhanced disclosure of director skills.

In response to the shareholder feedback we received related to governance, executive compensation and sustainability over the last several years, we:

•  further enhanced our proxy materials to include additional disclosure around our incentive compensation metrics and special equity awards, as well as enhanced disclosure about our independent auditor and the Board’s involvement in human capital management;

•  provided additional transparency to our U.S. workforce demographics by releasing our consolidated 2021 EEO-1 report in 2022 and continuing to do so annually thereafter, including most recently our consolidated 2023 EEO-1 report in 2024;

•  continuously improved our environmental and social and corporate responsibility disclosures, and better integration of all such disclosures into our Environmental & Social Responsibility report, and The VF Foundation’s Impact Report;

•  enhanced our proxy statement disclosure of Board refreshment and individual director skills, including the definitions of such skills;

•  amended our By-Laws to give shareholders a right to proxy access for director nominations;

•  adopted a policy against director overboarding; and

•  disclosed the principles governing our approach to political expenditures, including disclosure of U.S.-based organizations to which we have contributed trade association payments of $25,000 or more, payments to IRS 527 entities, and payments to advocacy organizations that engage in political activities.

VF Corporation 2025 Proxy Statement	/	19

CORPORATE GOVERNANCE AT VF

Corporate Governance Principles

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. These practices are included in the Board’s written Corporate Governance Principles, which address a number of important governance issues such as:

INDEPENDENCE

•   A substantial majority of the members of the Board should be independent

•   The Board is authorized to engage outside independent advisors as it deems appropriate

•   Independent Board members meet, or are given the opportunity to meet, in executive session at each regularly scheduled Board meeting

•   Directors are expected to avoid any employment or other service that creates any actual or potential material conflict of interest or impairs the director’s ability to effectively serve on the Board

ACCOUNTABILITY

•   Majority voting for directors in uncontested elections

•   If the chair of the Board is not an independent director, election of a lead independent director, whose duties would include presiding at meetings of the Board at which the chair is not present, serving as a liaison between the chair and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders

•   Annual Board self-evaluation

•   Directors are expected to allot sufficient time and attention to VF matters and to use their judgment and consider all of their commitments when accepting additional directorships on other corporations or charitable organizations

•   A director should not serve on the boards of more than four public companies (including ours) or, if the director is an executive officer of a publicly traded company, on the boards of more than two public companies (including ours)

•   A director who serves on our Audit Committee may not serve on more than two other public company audit committees unless the Board (i) determines that such simultaneous service would not impair the director’s ability to effectively serve on our Audit Committee and (ii) discloses such determination in our annual proxy statement

•   Directors are expected to attend Board meetings and committee meetings of which they are members, as well as annual meetings of shareholders

BOARD REFRESHMENT AND CEO SUCCESSION PLANNING

•   When seeking new director candidates, the Governance Committee considers diversity of experience and background, and qualified female, gender, and racially/ethnically diverse candidates are included in the initial list of candidates from which any new independent director nominee is chosen by the Board

•   Mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72

•   Succession planning for the chief executive officer, and in the event the Board conducts an external search for a new chief executive officer, the initial pool of candidates will include skilled individuals representing a diversity of experiences and backgrounds, including qualified female, gender, and racially/ethnically diverse candidates

•   Directors are required to offer to submit their resignation to the Board for consideration upon a substantial change in principal occupation or business affiliation

On March 26, 2025, upon the recommendation of the Governance Committee, the Board accepted W. Rodney McMullen’s offer of resignation from the Board and reduced the size of the Board from thirteen to twelve directors. The offer of resignation was required by the Corporate Governance Principles due to a substantial change in Mr. McMullen’s principal occupation.

The Board’s Corporate Governance Principles, the Audit, Governance and Corporate Responsibility, Talent and Compensation and Finance Committee charters, Code of Business Conduct applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s website (www.vfc.com) and will be provided free of charge to any person upon request directed to the Corporate Secretary of VF at P.O. Box 13919, Denver, Colorado 80201.

20	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements, relationships, or any series of them, were disclosed or proposed through VF’s processes for advance review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person (meaning any person who was a director, nominee for director, executive officer or 5% owner of VF Common Stock, or an immediate family member of any such person) had or will have a direct or indirect material interest. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 4 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below), is one of several lenders party to VF’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The VF Code of Business Conduct prohibits any employee, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the Chief Legal Officer any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the Chief Legal Officer must notify the Governance and Corporate Responsibility Committee of any such disclosure. Conflicts of interest involving the Chief Legal Officer must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Governance and Corporate Responsibility Committee of any such disclosure.

In addition, all directors are required to notify the Chief Legal Officer of any proposed transaction greater than $120,000 in value between them (or their immediate family members) and VF. The Chief Legal Officer presents such proposed transactions for prior review by the Audit Committee.

Board of Directors

Eleven of VF’s current directors are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). To assist it in making determinations of independence, the Board has adopted categorical standards that are part of the Corporate Governance Principles available on VF’s website (www.vfc.com). In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with VF in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that eleven of VF’s twelve nominees for director are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the Listing Standards of the NYSE and the categorical standards adopted by the Board. The Board determined that Mses. Chugg, Grossman, Lang, and Roberts and Messrs. Carucci, Cho, Edwards, Hoplamazian, Otis, Shattock, and Tanner are independent directors, and that Mr. Darrell is not an independent director. The Board, in making its determination as to Mr. Cho’s independence, considered that he is President, Personal Systems of HP Inc., which is a vendor (through resellers) to VF in the ordinary course of business. The Board, in making its determination as to Ms. Grossman’s independence, considered that she is a partner at The Consello Group, which is a provider of investor relations advisory services to VF in the ordinary course of business. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is President, Chief Executive Officer and a director of Hyatt Hotels Corporation, which is a vendor to VF in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Otis’s independence, considered that Ms. Chugg and Mr. Otis serve as two of the three Trustees under the Barbey Family Trust accounts (collectively, the “Trusts”). Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the VF Common Stock held by the Trusts (the “Trust Shares”). As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Otis’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

VF Corporation 2025 Proxy Statement	/	21

CORPORATE GOVERNANCE AT VF

During fiscal 2025, VF’s Board of Directors held nine meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during fiscal 2025, and every member of the Board who was a Board member in July 2024 attended the Annual Meeting of Shareholders in July 2024.

Board Committees and Their Primary Responsibilities

The Board has Executive, Audit, Finance, Governance and Corporate Responsibility, and Talent and Compensation Committees. The Board has determined that each of the members of the Audit, Governance and Corporate Responsibility and Talent and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Governance and Corporate Responsibility and Talent and Compensation Committees follows.

AUDIT COMMITTEE

CURRENT MEMBERS • Richard T. Carucci • Alexander K. Cho • Clarence Otis, Jr. • Carol L. Roberts (Chair) • Kirk C. Tanner MEETINGS IN FISCAL 2025 9

Primary Responsibilities

•  Selecting the independent registered public accounting firm for VF;

•  reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•  meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•  reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the SEC;

•  overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting;

•  reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF, including material environmental or social responsibility regulations;

•  preparing a report to shareholders annually for inclusion in the proxy statement;

•  serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm;

•  overseeing VF’s risk management processes and reviewing risk management matters and plans, including enterprise risk management;

•  reviewing health and safety and asset protection matters; and

•  overseeing and reviewing cybersecurity and information security matters.

Other Governance Matters

The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the Listing Standards of the NYSE and the SEC regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, Otis, and Tanner and Ms. Roberts qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the NYSE. Messrs. Carucci, Otis, and Tanner and Ms. Roberts acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

22	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

FINANCE COMMITTEE

CURRENT MEMBERS • Richard T. Carucci • Bracken Darrell (ex officio) • Mark S. Hoplamazian (Chair) • Laura W. Lang • Clarence Otis, Jr. • Carol L. Roberts MEETINGS IN FISCAL 2025 4

Primary Responsibilities

Overseeing and reviewing:

•  VF’s dividend policy;

•  changes in capital structure, including equity issuances, share repurchases, and issuance of debt instruments;

•  VF’s plans and forecast for VF’s balance sheet, cash flow and liquidity;

•  VF’s use of currency and interest rate hedging and derivatives;

•  VF’s brand portfolio;

•  the financial aspects of proposed acquisitions or divestitures;

•  VF’s annual capital expenditure budgets and certain capital projects;

•  VF’s tax strategy; and

•  the funding policy for VF’s benefit plans.

GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

CURRENT MEMBERS • Alexander K. Cho • Juliana L. Chugg • Trevor A. Edwards • Mindy F. Grossman • Matthew J. Shattock (Chair) • Kirk C. Tanner MEETINGS IN FISCAL 2025 7

Primary Responsibilities

•  Board refreshment planning and recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors;

•  recommending to the Board a succession plan for the Chair of the Board (or delegating such responsibility to the full Board);

•  overseeing the Board’s annual self-evaluation process;

•  reviewing and evaluating strategies, programs, policies, practices and disclosures relating to environmental and social and corporate responsibility issues, impacts and risks to support the sustainable and responsible growth of VF’s businesses, including oversight of VF’s Sustainability and Responsibility strategies and targets; and

•  reviewing developments in corporate governance and making recommendations to the Board on governance policies and principles for VF.

VF Corporation 2025 Proxy Statement	/	23

CORPORATE GOVERNANCE AT VF

TALENT AND COMPENSATION COMMITTEE

CURRENT MEMBERS • Juliana L. Chugg (Chair) • Trevor A. Edwards • Mindy F. Grossman • Mark S. Hoplamazian • Laura W. Lang • Matthew J. Shattock MEETINGS IN FISCAL 2025 5

Primary Responsibilities

•  Reviewing and approving, and recommending to the Board for approval of, VF’s goals and objectives relative to the compensation of the Chief Executive Officer (“CEO”), evaluating the CEO in light of these goals and objectives, and setting the CEO’s compensation level based on this evaluation and recommending to the Board approval of CEO compensation;

•  annually reviewing the performance evaluations of the other senior executive officers of VF;

•  annually recommending to the Board the salary of each senior executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•  making recommendations to the Board with respect to plans for succession to the position of CEO;

•  reviewing succession plans for key senior executive officer positions, including the CEO;

•  making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•  periodically reviewing all of VF’s compensation and benefit plans insofar as they relate to senior executive officers to confirm that such plans remain equitable and competitive;

•  administering and interpreting VF’s compensation plans, in accordance with the terms of each plan;

•  approving an annual compensation committee report for inclusion in the proxy statement;

•  reviewing and approving the implementation or revision of any claw-back policy allowing VF to recoup compensation paid to senior executive officers and other employees;

•  reviewing VF’s Compensation Discussion and Analysis and any other executive compensation and human capital management disclosures required in VF’s annual report on Form 10-K or in the proxy statement and discussing the same with management;

•  periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors;

•  providing oversight to VF’s strategies relating to human capital management, including culture, talent development and succession planning, inclusion, and other human capital initiatives; and

•  reviewing and recommending to the Board VF’s submissions to shareholders on executive compensation matters.

Other Governance Matters

The Talent and Compensation Committee (the “Compensation Committee”) has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees.

The Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Compensation Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to assist the Compensation Committee in accomplishing its objectives. Meridian has no relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Compensation Committee regarding compensation for executives reporting directly to him, referring to peer group data as appropriate. The Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate.

24	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

Board and Committee Evaluations

The Board conducts an annual performance evaluation of the Board as a whole, and each of its Committees conducts an annual performance evaluation. All directors are required to assess whether the Board and the Committees on which they sit are functioning effectively. The evaluation process provides an opportunity for the members of the Board to reflect upon their service and assess the effectiveness of the Board as a whole and each of the Committees in an effort to determine if improvements are warranted. The Governance Committee periodically uses a third-party facilitator to bring broad market insight and an objective, candid perspective on a wide range of governance matters, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board.

The Board believes its evaluation process evokes meaningful responses because it provides directors with the opportunity to share feedback in multiple formats at each of the Board, Committee, and individual levels. The process highlights the Board’s commitment to continuous self-improvement by identifying issues that may require honest conversations and supports the Board’s nomination and refreshment practices. The following represents the process conducted in fiscal 2025.

1

DETERMINE PROCESS FORMAT

Following the engagement of a third-party facilitator in fiscal 2024, the Governance Committee determined to have the Chair of the Board conduct the Board evaluation program in fiscal 2025. Each Committee of the Board also conducted a separate Committee evaluation.

2	LAUNCH PROCESS The process entailed members of the Board considering responses to a broad range of questions regarding the functioning and effectiveness of the Board and its Committees.

3

1-ON-1 INTERVIEWS

The Chair of the Board held individual sessions with each of the directors to elicit feedback concerning the collective performance of the Board and the Committees on which such director sits, and gathered information about areas where the Board, its Committees and its individual directors may improve effectiveness and performance.

4	SUMMARY AND PRESENTATION Following completion of the interviews, the Chair of the Board summarized the responses and presented the evaluation to the full Board for discussion.

5	FEEDBACK This feedback helped the Board identify and consider themes or issues that have emerged and provide feedback to management.

Board Leadership Structure

The Board believes that it may be in the best interests of VF and its shareholders for one person to serve as Chair and Chief Executive Officer, and this combination served VF well for many years. However, the Board recognizes that there might be circumstances under which the best interests of VF and its shareholders require separation of these offices. Upon Mr. Darrell’s appointment as President and Chief Executive Officer effective July 2023, Mr. Carucci was appointed Chair of the Board in June 2023. The Board believes that separation of the Chair and Chief Executive Officer roles is an effective leadership structure for VF at this time.

VF Corporation 2025 Proxy Statement	/	25

CORPORATE GOVERNANCE AT VF

Board Oversight of Strategy

One of the Board’s key responsibilities is overseeing VF’s corporate strategy. The Board brings diverse perspectives, expertise in strategy development, and experience across a vast array of multi-brand, consumer-facing and/or apparel and footwear companies that are relevant to our business, allowing Board members to effectively evaluate VF’s strategy and provide valuable insight and guidance. The Board actively engages with management to provide oversight of and guidance on our short-term, medium-term and long-term strategies and employs the following practices to execute its oversight responsibilities:

•	the Board conducts an extensive annual review of VF’s strategic plans, operating plan, capital structure and brand portfolio strategy;

•

the Board receives information and updates from senior management and engages with senior leaders with respect to VF’s enterprise and brand strategies, the competitive environment, enterprise risks and opportunities, environmental and social responsibility initiatives and human capital management strategies;

•

independent directors hold regularly scheduled executive sessions without management present, to review VF strategy and discuss VF performance. Committees of the Board also meet in private session with senior management in VF’s financial, legal and compliance, and internal audit functions, among others; and

•	the Board discusses and reviews feedback on strategy from shareholders and stakeholders.

Risk Oversight

BOARD OVERSIGHT OF RISK

The Board considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chair is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its Committees for their review. The Board’s oversight of risk is accomplished through (i) the identification of key enterprise risks facing VF and (ii) the mapping of those risks to the appropriate Board Committee and/or to the full Board for oversight, based on the nature of the risk. The Board executes oversight responsibility for risk both as a whole and through delegation to its Committees, for example:

 AUDIT COMMITTEE

The Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees both VF’s risk management processes and the steps management takes to monitor and control VF’s material financial risk exposure. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks.

 FINANCE COMMITTEE

The Finance Committee oversees certain financial matters and risks relating to capital structure and allocation, dividends and share repurchases, balance sheet, leverage, liquidity, acquisitions and divestitures, brand portfolio review, capital projects and tax strategy.

 GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

The Governance and Corporate Responsibility Committee oversees certain strategies, programs, policies and risks relating to the sustainable and responsible growth of VF’s businesses, including sustainability and social responsibility policies and initiatives to address climate risks.

 TALENT AND COMPENSATION COMMITTEE

The Compensation Committee evaluates the risks and rewards associated with VF’s compensation and human capital management philosophy and programs.

26	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

While the Board and its Committees have responsibility for general risk oversight, management is charged with managing risk, as described in “VF’s Approach to Enterprise Risk Management” below. Throughout the year, the Board and its Committees receive updates from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chair has the opportunity to discuss in executive session matters of particular importance or concern, including any significant, evolving or nascent risks that may be of concern to the Board. In addition, the Board consults with external advisors, including auditors, outside legal counsel, consultants and industry experts, to ensure that it is well informed about the risks and opportunities facing VF.
VF’s Approach to Enterprise Risk Management
Effective risk management is critical to VF’s success. In accordance with NYSE requirements and the Audit Committee charter, the Audit Committee has primary responsibility for reviewing VF’s risk management matters and plans, including enterprise risk management, overseeing VF’s risk management processes, and reviewing the status of compliance with material laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to VF. In addition, the Audit Committee is responsible for overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting. The Audit Committee stays apprised of significant actual and potential risks faced by VF in part through review of quarterly reports of VF’s top enterprise risks.
Cybersecurity Risk Oversight
Our business operations and relationships with consumers, customers, employees and business partners rely heavily on information technology (“IT”) systems and data. We also recognize the need to continually assess cybersecurity risk and evolve our management approach in the face of a rapidly and ever-changing environment. Accordingly, we aim to protect our business operations, including consumer, employee and confidential business records and information, against known and evolving cybersecurity threats. We have established processes for identifying, assessing, and managing material risks from cybersecurity threats using a systematic framework intended to protect the confidentiality, integrity, and availability of the Company’s important IT systems and data. Oversight responsibility in the areas of cybersecurity and information security is shared by the Board, its Audit Committee, and management. For additional information regarding our cybersecurity risk management, strategy and governance and a related description of our information security practices, see Part I, Item 1C, Cybersecurity of our Annual Report on Form
10-K
for the fiscal year ended March 29, 2025.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the SEC, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during fiscal 2025 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of VF securities by our directors, officers and employees and we have implemented processes for VF that are reasonably designed to promote compliance with insider trading laws, rules and regulations, including applicable listing standards. The policy prohibits buying or selling VF securities while in possession of material nonpublic information about us and from disclosing such information to others, and it prohibits trading on material nonpublic information learned through work with VF regarding any other company. The policy expressly prohibits the following activities with respect to our securities: short sales; transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of VF securities; and trading in put or call options in which VF securities are the underlying security.

VF Corporation 2025 Proxy Statement	/	27

CORPORATE GOVERNANCE AT VF

Shareholder Communications with our Board of Directors

Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chair of the Governance and Corporate Responsibility Committee, c/o the Corporate Secretary of VF at P.O. Box 13919, Denver, Colorado 80201, or call the VF Ethics Helpline at 1-866-492-3370 or send an email message to corpgov@vfc.com. The Corporate Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Governance and Corporate Responsibility Committee.

Directors’ Compensation

The primary components of compensation for our non-employee directors are cash retainers, Chair and Committee Chair fees and equity-based grants of nonqualified stock options to purchase shares of VF Common Stock and restricted awards (director stock units (“DSUs”)) under the V.F. Corporation 1996 Stock Compensation Plan, as amended (the “1996 Plan”). The Board sets directors’ compensation annually based on analysis of information provided by the independent compensation consultant to the Compensation Committee regarding director compensation at publicly traded companies of a size comparable to VF. The following describes our fiscal 2025 non-employee director compensation:

COMPENSATION ELEMENT	DIRECTOR COMPENSATION PROGRAM

Annual Retainer	$100,000

Annual Equity Retainer	Approximately $180,000[1] (split approximately equally between options and DSUs)

Chair of the Board Fee	$200,000

Talent and Compensation and Audit Committee Chair Fee	$35,000

Governance and Corporate Responsibility and Finance Committee Chair Fee	$25,000

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual retainer[2]

(1)

The actual dollar value for options and DSUs awarded to directors varies slightly due to sizing of equity awards, and for fiscal 2025 it was $210,586 for the director grants made on May 28, 2024 to our directors other than Ms. Grossman and Mr. Tanner, and $210,465 for the director grants made on August 9, 2024 to Ms. Grossman and Mr. Tanner due to their election to the Board effective May 30, 2024. Terms of the awards are described in the footnotes to the fiscal 2025 Independent Director Compensation table below.

(2)

Among other factors, the Committee may consider fluctuation in the price of VF Common Stock in determining whether a director satisfies the guidelines. All of the current directors have met the guideline targets for director stock ownership except for Ms. Grossman and Messrs. Cho, Edwards and Tanner, who are in a five-year period to achieve the guideline ownership level.

Mr. Darrell, the only director who is an employee of VF, does not receive any compensation in addition to his regular compensation as our President and CEO for service on the Board and attendance at meetings of the Board or any of its committees. VF does not provide pension, medical or life insurance benefits to its non-employee directors.

Each non-employee director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors (the “DSP”). In addition, non-employee directors may also elect to defer receipt of shares of VF Common Stock that may be settled with respect to DSUs under the 1996 Plan. All VF Common Stock equivalent units receive dividend equivalents. Deferred sums under the DSP, including VF Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Deferred DSUs under the 1996 Plan, including VF Common Stock equivalent units, are settled in shares of VF Common Stock upon termination of service or such later date specified in advance by the participant. Five directors elected to defer all of their cash compensation in calendar year 2024, and four directors elected to defer all of their cash compensation in calendar year 2025. Nine directors elected to defer their DSUs in calendar year 2024, and six directors elected to defer their DSUs in calendar year 2025.

VF reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on VF products equal to discounts available to all employees of VF.

28	/	VF Corporation 2025 Proxy Statement

CORPORATE GOVERNANCE AT VF

FISCAL 2025 INDEPENDENT DIRECTOR COMPENSATION

DIRECTOR	FEES EARNED OR PAID IN CASH(1) ($)	DSU AWARDS(2) ($)	OPTION AWARDS(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Richard T. Carucci	$300,000	$118,576	$92,010	$-0-	$510,586

Alexander K. Cho	100,000	118,576	92,010	-0-	310,586

Juliana L. Chugg	135,000	118,576	92,010	-0-	345,586

Trevor A. Edwards	100,000	118,576	92,010	-0-	310,586

Mindy F. Grossman	75,000	106,279	104,186	-0-	285,465

Mark S. Hoplamazian	112,500	118,576	92,010	-0-	323,086

Laura W. Lang	100,000	118,576	92,010	-0-	310,586

W. Rodney McMullen(5)	135,000	118,576	92,010	-0-	345,586

Clarence Otis, Jr.	100,000	118,576	92,010	-0-	310,586

Carol L. Roberts	112,500	118,576	92,010	-0-	323,086

Matthew J. Shattock	118,750	118,576	92,010	-0-	329,336

Kirk C. Tanner	75,000	106,279	104,186	-0-	285,465

Caroline Brown(6)	29,121	-0-	-0-	-0-	29,121

Benno Dorer(7)	56,250	118,576	92,010	10,000	276,836

(1)

Messrs. Carucci, Cho, Hoplamazian, McMullen, and Shattock elected to defer all of their cash compensation in calendar year 2024. Messrs. Carucci, Hoplamazian, McMullen (for the period prior to his resignation as further described in footnote 5), and Shattock elected to defer all their cash compensation in calendar year 2025.

(2)

Each director serving in fiscal 2025 other than Ms. Grossman, Mr. Tanner and Ms. Brown was awarded 7,288 DSUs on May 28, 2024. Ms. Grossman and Mr. Tanner were each awarded 6,108 DSUs on August 9, 2024. The value in this column is the grant date fair value ($16.27 and $17.40 per DSU for the DSUs awarded on May 28, 2024, and August 9, 2024, respectively) computed in accordance with FASB ASC Topic 718. Because DSUs granted on May 28, 2024 were granted contingent upon shareholder approval of the 1996 Plan at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) held on July 23, 2024, the grant date fair value for such DSUs is computed as of that date. The assumptions used and the resulting weighted average value of DSUs granted during fiscal 2025 are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025. These DSUs, which are vested and non-forfeitable at grant, remained outstanding on March 29, 2025, and at that date each non-employee director granted DSUs in fiscal 2025 held a total of 7,288 DSUs other than Ms. Grossman and Mr. Tanner, each of whom held a total of 6,108 DSUs. DSUs earn dividend equivalents and are settled in shares of VF Common Stock one year after the date of grant, unless a director has elected to defer receipt of shares of VF Common Stock that may be settled with respect to DSUs. Messrs. Carucci, Cho, Edwards, Hoplamazian, McMullen, and Shattock and Mses. Chugg, Lang, and Roberts elected to defer their DSUs granted in calendar year 2024. Messrs. Carucci, Edwards, Hoplamazian, McMullen (for the period prior to his resignation as further described in footnote 5), and Shattock and Ms. Lang elected to defer their DSUs to be granted in calendar year 2025.

(3)

Each director serving in fiscal 2025 other than Ms. Grossman, Mr. Tanner and Ms. Brown was awarded options to purchase 18,256 shares of VF Common Stock on May 28, 2024. Ms. Grossman and Mr. Tanner were each awarded options to purchase 15,299 shares of VF Common Stock on August 9, 2024. The exercise price of the options is $12.35 per share with respect to the options awarded on May 28, 2024 and $17.40 with respect to the options awarded on August 9, 2024. The value in this column is the grant date fair value ($5.04 and $6.81 per option for the options awarded on May 28, 2024 and August 9, 2024, respectively) computed in accordance with FASB ASC Topic 718. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2025 are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025. Options granted to non-employee directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable, have a stated term of ten years and become exercisable one year after the date of grant. Upon a director’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. Options to purchase shares of VF Common Stock were outstanding at the end of fiscal 2025 for each non-employee director as follows: Richard T. Carucci, 75,923; Alexander K. Cho, 39,392; Juliana L. Chugg, 75,923; Trevor A. Edwards, 25,195; Mindy F. Grossman, 15,299; Mark S. Hoplamazian, 75,923; Laura W. Lang, 75,923; W. Rodney McMullen, 75,923; Clarence Otis, Jr., 75,923; Carol L. Roberts, 69,643; Matthew J. Shattock, 75,923; and Kirk C. Tanner, 15,299.

(4)	The amount in this column reflects a charitable contribution made by VF in Mr. Dorer’s name to a designated charitable organization upon Mr. Dorer’s retirement.

(5)	Mr. McMullen resigned from the Board effective March 26, 2025 in accordance with our Corporate Governance Principles due to a substantial change in his principal occupation.

(6)

Ms. Brown was elected to the Board effective February 14, 2024. She resigned from the Board effective May 29, 2024, due to her acceptance of employment with VF and, accordingly, her compensation is for a portion of the year.

(7)

Mr. Dorer served as Interim President and Chief Executive Officer from December 2, 2022 to July 16, 2023, during which time he received no additional compensation for service on the Board and attendance at meetings of the Board or any of its committees. Following the appointment of Mr. Darrell as VF’s Chief Executive Officer on July 17, 2023, Mr. Dorer became eligible for non-employee director compensation as described above. Mr. Dorer did not stand for re-election at the 2024 Annual Meeting and, accordingly, his compensation is for a portion of the year.

VF Corporation 2025 Proxy Statement	/	29

ITEM NO. 2

Proposal to Approve Compensation of Named Executive Officers as Disclosed in This Proxy Statement

At the meeting, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

As required by Section 14A of the Exchange Act, shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated June 9, 2025, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2025 compensation of our named executive officers.

VF’s executive compensation program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders.

Fiscal 2025 was an important year in further advancing VF’s turnaround through the transformation program, Reinvent. We accelerated the pace of change to enhance focus on brand-building and to improve operating performance. We made progress on our four initial commitments as part of Reinvent:

•

Balance sheet: We reduced net debt* by 26% versus last year, paying down two tranches of debt totaling $1.8 billion, reducing leverage* by a full turn to 4.1x and advancing towards our commitment of a 2.5x leverage* ratio by fiscal 2028.

•

Cost reduction: We achieved our initial gross cost savings goal of $300 million, and started to realize savings from the next phase of workstreams, targeting ~$500 to $600 million of net operating income expansion in fiscal 2028. We ended fiscal 2025 with an adjusted operating margin* approaching 6%.

•

Operating model: The recently established Americas regional platform has enabled us to re-engineer the structure and processes for increased effectiveness and efficiency. This evolution is already starting to yield results with a strong improvement in profitability versus last year.

•

Vans® turnaround: We rebuilt the team with product and industry experience, attracting best-in-class talent. We rationalized channels of distribution, strengthening the brand’s foundation and significantly expanding gross margin. Sales from new products are growing, but still more than offset by declines in the icon styles.

Overall, our revenue and adjusted operating income* results in fiscal 2025 were in line with or exceeded our expectations. Revenue was still below VF standards, but declines moderated in fiscal 2025 to down 4% year over year, in comparison to the prior year down 11% (down 12% in constant dollars**) year over year, reflecting an improvement in momentum in the second half of the year relative to the first half of the year. In addition, fiscal 2025 adjusted operating income* rose 18% versus last year, with adjusted operating margin expanding 110 basis points to 5.9%, driven by a strong improvement in gross margin, up 190 basis points versus last year. We continued to focus on challenges in the Americas region and at the Vans® brand.

Following the conclusion of our strategic portfolio review in summer 2024, we successfully executed the sale of the Supreme® brand business (“Supreme”) in July 2024 for an aggregate base purchase price of $1.5 billion in cash subject to customary adjustments. The proceeds from the sale of Supreme, which closed in October 2024, enabled our debt paydown in fiscal 2025 as described above.

In fiscal 2024 and 2025, we continued rebuilding the leadership team, resulting in a complete reset of the VF global leadership team, with eight leaders new to VF, including the CFO and the brand presidents for The North Face®, Vans®, and Dickies®, and the rest new to their roles since July 2023.

Notable full year fiscal 2025 results include:

•	Revenue of $9.5 billion, down 4% (down 4% in constant dollars**)

•	The North Face® revenue up 1% (up 1% in constant dollars**)

•	Vans® revenue down 16% (down 15% in constant dollars**)

30	/	VF Corporation 2025 Proxy Statement

ITEM NO. 2

•	Timberland® revenue up 3% (up 4% in constant dollars**)

•	Americas revenue down 7% (down 6% in constant dollars**)

•	EMEA revenue down 3% (down 3% in constant dollars**)

•	APAC revenue up 1% (up 2% in constant dollars**)

•	Total cash shareholder returns of $140 million through dividends

•	Recorded non-cash impairment charges totaling $89.2 million related to the Dickies® indefinite-lived intangible asset and Icebreaker® reporting unit goodwill

We also ended fiscal 2025 with $313 million in free cash flow* plus proceeds from sales of non-core physical assets of $88 million, with cash from earnings in-line with our internal plan.

We will continue making strategic investments in our portfolio of brands rooted in performance while embracing “The VF Way”, a set of standardized processes across brands and regions that will change how VF operates as a multi-brand portfolio company. “The VF Way” will allow VF to leverage its multi-brand competitive advantages to drive improved performance through a focus on elevated and innovative products that are designed and created for our consumers’ needs. The actions implemented in fiscal 2024, which were further accelerated in fiscal 2025, are necessary steps to build a design-focused, scalable, multi-brand company that delivers strong and sustainable organic growth.

The executive compensation program described in the Compensation Discussion and Analysis below aligns with our pay-for-performance philosophy, and is structured to drive financial and operational performance and long-term shareholder value creation.

As discussed below in the Compensation Discussion and Analysis, compensation in fiscal 2025 for each named executive officer was consistent with our pay-for-performance philosophy.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

The VF Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of named executive officers as disclosed in this proxy statement.

*

“Free cash flow” is defined by VF as cash flow from continuing operations less capital expenditures and software purchases. “Net debt” is defined by VF as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF’s consolidated balance sheet. “Leverage” is defined by VF as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost. Adjusted amounts exclude costs related to Reinvent, impairment charges and transaction and deal-related activities associated with the review of strategic alternatives for the Global Packs business. Reconciliations of measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to adjusted amounts are presented in the supplemental financial information included with the earnings presentation for the fourth quarter of fiscal 2025 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2025 (the “Supplemental Financial Information”). All financial information provided reflects the results of VF’s continuing operations, which exclude the Supreme® brand business that was sold in October 2024.

**

“Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of “reported” amounts in accordance with GAAP to constant currency amounts are presented in the Supplemental Financial Information.

VF Corporation 2025 Proxy Statement	/	31

EXECUTIVE COMPENSATION

 Our Continuing Named

 Executive Officers

 (“NEOs”)

Bracken Darrell President and Chief Executive Officer

Paul Vogel Executive Vice President and Chief Financial Officer

Martino Scabbia Guerrini Executive Vice President, Chief Commercial Officer and President, Emerging Brands

Brent Hyder Executive Vice President and Chief People Officer

Jennifer Sim Executive Vice President, Chief Legal Officer and Corporate Secretary

As used in this Proxy Statement, continuing NEOs include Messrs. Darrell, Vogel, Scabbia Guerrini and Hyder and Ms. Sim. Mr. Vogel was appointed Executive Vice President and Chief Financial Officer effective July 8, 2024. Our fiscal 2025 NEOs are our continuing NEOs and Mr. Puckett, who served as our Executive Vice President and Chief Financial Officer until July 8, 2024.

32	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation programs of our NEOs for fiscal 2025.

EXECUTIVE SUMMARY

Our NEOs for fiscal 2025:

Name	Title

Bracken Darrell	President and Chief Executive Officer

Paul Vogel	Executive Vice President and Chief Financial Officer

Martino Scabbia Guerrini	Executive Vice President, Chief Commercial Officer and President, Emerging Brands

Brent Hyder	Executive Vice President and Chief People Officer

Jennifer Sim	Executive Vice President, Chief Legal Officer and Corporate Secretary

Matthew Puckett	Former Executive Vice President and Chief Financial Officer

Business Highlights

Fiscal 2025 was an important year in further advancing VF’s turnaround through the transformation program, Reinvent. We accelerated the pace of change to enhance focus on brand-building and to improve operating performance. We made progress on our four initial commitments as part of Reinvent:

•

Balance sheet: We reduced net debt* by 26% versus last year, paying down two tranches of debt totaling $1.8 billion, reducing leverage* by a full turn to 4.1x and advancing towards our commitment of a 2.5x leverage* ratio by fiscal 2028.

•

Cost reduction: We achieved our initial gross cost savings goal of $300 million, and started to realize savings from the next phase of workstreams, targeting ~$500 to $600 million of net operating income expansion in fiscal 2028. We ended fiscal 2025 with an adjusted operating margin* approaching 6%.

•

Operating model: The recently established Americas regional platform has enabled us to re-engineer the structure and processes for increased effectiveness and efficiency. This evolution is already starting to yield results with a strong improvement in profitability versus last year.

•

Vans® turnaround: We rebuilt the team with product and industry experience, attracting best-in-class talent. We rationalized channels of distribution, strengthening the brand’s foundation and significantly expanding gross margin. Sales from new products are growing, but still more than offset by declines in the icon styles.

Overall, our revenue and adjusted operating income* results in fiscal 2025 were in line with or exceeded our expectations. Revenue was still below VF standards, but declines moderated in fiscal 2025 to down 4% year over year, in comparison to the prior year down 11% (down 12% in constant dollars**) year over year, reflecting an improvement in momentum in the second half of the year relative to the first half of the year. In addition, fiscal 2025 adjusted operating income* rose 18% versus last year, with adjusted operating margin expanding 110 basis points to 5.9%, driven by a strong improvement in gross margin, up 190 basis points versus last year. We continued to focus on challenges in the Americas region and at the Vans® brand.

Following the conclusion of our strategic portfolio review in summer 2024, we successfully executed the sale of the Supreme® brand business (“Supreme”) in July 2024 for an aggregate base purchase price of $1.5 billion in cash subject to customary adjustments. The proceeds from the sale of Supreme, which closed in October 2024, enabled our debt paydown in fiscal 2025 as described above.

In fiscal 2024 and 2025, we continued rebuilding the leadership team, resulting in a complete reset of the VF global leadership team, with eight leaders new to VF, including the CFO and the brand presidents for The North Face®, Vans®, and Dickies®, and the rest new to their roles since July 2023.

Notable full year fiscal 2025 results include:

•	Revenue of $9.5 billion, down 4% (down 4% in constant dollars**)

•	The North Face® revenue up 1% (up 1% in constant dollars**)

•	Vans® revenue down 16% (down 15% in constant dollars**)

VF Corporation 2025 Proxy Statement	/	33

EXECUTIVE COMPENSATION

•	Timberland® revenue up 3% (up 4% in constant dollars**)

•	Americas revenue down 7% (down 6% in constant dollars**)

•	EMEA revenue down 3% (down 3% in constant dollars**)

•	APAC revenue up 1% (up 2% in constant dollars**)

•	Total cash shareholder returns of $140 million through dividends

•	Recorded non-cash impairment charges totaling $89.2 million related to the Dickies® indefinite-lived intangible asset and Icebreaker® reporting unit goodwill

We also ended fiscal 2025 with $313 million in free cash flow* plus proceeds from sales of non-core physical assets of $88 million, with cash from earnings in-line with our internal plan.

We will continue making strategic investments in our portfolio of brands rooted in performance while embracing “The VF Way”, a set of standardized processes across brands and regions that will change how VF operates as a multi-brand portfolio company. “The VF Way” will allow VF to leverage its multi-brand competitive advantages to drive improved performance through a focus on elevated and innovative products that are designed and created for our consumers’ needs. The actions implemented in fiscal 2024, which were further accelerated in fiscal 2025, are necessary steps to build a design-focused, scalable, multi-brand company that delivers strong and sustainable organic growth.

The executive compensation program described in this Compensation Discussion and Analysis aligns with our pay-for-performance philosophy, and is structured to drive financial and operational performance and long-term shareholder value creation.

*

“Free cash flow” is defined by VF as cash flow from continuing operations less capital expenditures and software purchases. “Net debt” is defined by VF as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF’s consolidated balance sheet. “Leverage” is defined by VF as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost. Adjusted amounts exclude costs related to Reinvent, impairment charges and transaction and deal-related activities associated with the review of strategic alternatives for the Global Packs business. Reconciliations of measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to adjusted amounts are presented in the supplemental financial information included with the earnings presentation for the fourth quarter of fiscal 2025 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2025 (the “Supplemental Financial Information”). All financial information provided reflects the results of VF’s continuing operations, which exclude the Supreme® brand business that was sold in October 2024.

**

“Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of “reported” amounts in accordance with GAAP to constant currency amounts are presented in the Supplemental Financial Information.

Compensation Program Highlights

Our overall financial performance in fiscal 2025 was reflected in the pay decisions made by the Talent and Compensation Committee (the “Committee”) for our Chief Executive Officer (“CEO”) and our other NEOs for fiscal 2025. Detailed outcomes for fiscal 2025 are described throughout this CD&A, and include the following highlights:

BASE SALARY	The Committee reviewed and approved base salaries of our NEOs. See additional details in the section Fiscal 2025 Base Salary Decisions.
ANNUAL INCENTIVE PLAN (AIP)	The AIP achievement based on performance metrics (Total Revenue and Operating Income) was 118.4% of target.
See additional details in the section Fiscal 2025 Annual Incentive Plan Performance and Payouts.
PERFORMANCE-BASED RESTRICTED STOCK UNITS (PRSUs)

The PRSUs for fiscal 2023-2025 performed below the minimum of pre-established financial thresholds and resulted in no payout.

See additional details in the section Fiscal 2023-2025 Performance-Based Awards Performance and Payouts (Completed Performance Period).

34	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Principles

Our executive compensation program is designed to align our executives’ interests with those of our shareholders, based on the following core principles:

PAY FOR PERFORMANCE

•  A significant portion of each executive’s total direct compensation is at-risk, subject to fluctuation based on VF’s financial performance

•  The at-risk components of total compensation targets are annual cash compensation and long-term equity compensation

ALIGNMENT WITH BUSINESS STRATEGY	• Incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals aligned with VF’s annual and long-term business plan and strategic priorities

SHAREHOLDER VALUE CREATION	• Pay is directly linked to VF’s share price and/or the achievement of short-term and long-term performance goals designed to foster the creation of sustainable long-term shareholder value

MARKET COMPETITIVE PAY

•  We provide market-competitive programs that enable VF to attract and retain highly talented individuals

•  Competitive external peer group data (described below in “Role of Peer Group and Benchmarking”) are considered when establishing target total direct compensation for each NEO

Governance Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our compensation program to promote the interests of shareholders and ensure responsible compensation and governance practices:

WHAT WE DO	WHAT WE DO NOT DO

•   Annual “say-on-pay” advisory vote for shareholders, with robust engagement outreach to understand and respond to feedback

•   Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards

•   Long-term incentive compensation tied to VF’s TSR relative to a pre-defined index

•   “Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards

•   Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics

•   Robust stock ownership guidelines for executives

•   Clawback provisions for cash and equity performance-based compensation (compliant with SEC and NYSE regulations)

•   Compensation consultant to the Committee is independent and free of conflicts of interest

•   No excise tax gross-up payments

•   No hedging or pledging of VF Common Stock

•   None of the NEOs have contractual rights to receive separation payments if they terminate their employment or are terminated with cause prior to a change in control of VF

•   No back dating or re-pricing of stock options and stock appreciation rights

•   No employment agreements for U.S.-based executive officers

•   No excessive perquisites

VF Corporation 2025 Proxy Statement	/	35

EXECUTIVE COMPENSATION

2024 Say-on-Pay Results and 2025 Shareholder Engagement

At our 2024 Annual Meeting, the advisory say-on-pay proposal received approximately 94% support of the votes cast. Following the 2024 Annual Meeting, we conducted a director-driven extensive shareholder engagement effort, paying particular attention to investors’ feedback regarding our executive compensation program, the alignment between pay and performance and our incentive compensation metrics.

We invited our top shareholders, representing over 77% of our outstanding share ownership and including our top 13 shareholders, to engage and share their perspectives with us. Our engagement team, comprised of our Chair of the Board, Chair of the Committee and management representatives from our legal, investor relations, and human resources teams, met with 11 shareholders representing over 61% of our outstanding shares. Our Chair of the Board or Chair of the Committee participated in nearly all of those meetings. We also met with representatives from Glass Lewis to gain their perspective on matters highlighted in their proxy benchmark policies, including executive compensation and stock plan topics.

In our engagement meetings, we discussed with our shareholders, among other topics, our executive compensation program design, pay and performance alignment, incentive compensation metrics, strategic objectives under the AIP and PRSUs, and the use of special equity awards.

A majority of shareholders we met with were generally supportive of our approach to executive compensation and noted favorably our thoughtful and simplified compensation structure (described in further details below), our pay for performance philosophy, and our long-term incentives being substantially performance based.

While shareholders had diverse and sometimes opposing views on various aspects of our executive compensation program, below is a summary of the key feedback themes we heard and the Committee’s response:

Topic	Feedback	Our Responsive Actions and Perspective

Talent Management and Retention	Some shareholders wanted to understand our efforts to develop and retain talent, as well as our long-term succession planning for key roles.

•  The Committee worked with our CEO to support him in building an experienced and committed leadership team with the expectation that the Committee and management would continue to enhance the focus on VF’s People Strategy in alignment with VF’s business strategy and new operating model.

•  VF will continue to view talent development and succession planning as an important topic and area of focus.

Performance Metrics Selection	Some shareholders shared views that they appreciate our simplified approach, including the focus and emphasis on objective financial and share price metrics.

•  Our fiscal 2025 AIP design includes exclusively financial performance metrics and our PRSU design for fiscal 2025 includes financial performance metrics as well as a relative total shareholder return (“TSR”) performance metric. The Committee believes the selected metrics incentivize outcomes aligned with VF’s business strategy and align with long-term shareholder interests.

•  The Committee will continue to consider appropriate performance metrics aligned to business strategy for the incentive program design in the future.

Feedback from our shareholders is a critical part of VF’s and the Committee’s approach to designing our executive compensation program. Our proactive shareholder engagement program is described in “Corporate Governance at VF – Shareholder Outreach and Engagement” above. We continue to provide an open forum to shareholders to discuss and comment on any aspects of VF’s executive compensation program. The Committee remains committed to understanding and being responsive to shareholder feedback.

36	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION PROGRAMS

The fundamental philosophy of our executive compensation programs is to pay for performance through the alignment of our executives’ pay to the achievement of short- and long-term business strategies of VF.

Our programs are designed to balance fixed and performance-based compensation components and incentivize responsible achievement of multiple operating goals over short-term and long-term periods. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and thereby directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved at or above target levels of performance. No awards will be earned if a minimum threshold level of performance is not achieved.

Components of our Compensation Programs

An overview of our fiscal 2025 compensation programs is provided in the table below. A more comprehensive explanation, including details for each component of our continuing NEOs’ fiscal 2025 total compensation, is provided in “Fiscal 2025 Elements of Compensation and Decisions” below.

Type	Component	Terms	Objective	Performance/ Vesting Period

Fixed Compensation	Annual Base Salary – Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A

Performance- Based Compensation	AIP – Cash

•  Variable, performance-based cash compensation earned based on achieving pre-established short-term goals for each designated performance period

•  Annual payouts range from 0% to 200% of the targeted incentive opportunity

			• Link compensation to annual operating and strategic performance objectives	Two Six-Month Periods

Long-term Equity Incentive Awards – PRSUs – Weighted 50% of Total Long-Term Equity Incentives

•  Variable, performance-based equity compensation earned based on achieving pre-established financial goals and relative TSR over a three-year performance period

•  Payouts range from 0% to 200% of the targeted incentive opportunity based on financial performance (further modified by -25%/0%/+25% based on the relative TSR modifier)

•  Generally vest at the end of the three-year performance period

•  Dividend equivalent units accumulate during the vesting period and are only paid on earned shares

•  Paid in shares of VF Common Stock upon vesting

			• Link rewards to long-term operating performance and relative TSR • Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years

	Long-term Equity Incentive Awards – Stock Options – Weighted 50% of Total Long-Term Equity Incentives	• Generally vest one third each year for three years, with each vesting occurring on the anniversary of the grant date • Expire after ten years • Granted at fair market value	• Link rewards to shareholder value creation through stock price growth over an extended period • Aid in retention	Up to Ten Years

VF Corporation 2025 Proxy Statement	/	37

EXECUTIVE COMPENSATION

In establishing the components of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawback provisions and VF’s trading policies. After performing this analysis, the Committee has concluded that the program does not promote excessive or unnecessary risk-taking that is reasonably likely to have a material adverse impact on the Company.

COMPENSATION DETERMINATION PROCESS

Role of Talent and Compensation Committee

The Committee is composed entirely of independent directors and it oversees and administers our executive compensation programs in accordance with its charter. The Committee annually reviews and approves our executive compensation program, policies and practices, sets the peer group companies and sets the compensation (including base salary, short-term and long-term incentives) for our NEOs. In setting these elements of compensation, the Committee reviews the total target compensation for our NEOs and considers market and peer practices and annually reviews the performance of the CEO and reviews the evaluations of the other NEOs. The Committee approves short-term and long-term incentive award payouts based on performance achieved relative to the pre-established performance goals. The Committee considers the results of the annual advisory “say-on-pay” proposal, along with feedback from related engagement, and reviews NEO tally sheets, in connection with the discharge of the Committee’s responsibilities.

Role of Compensation Consultant

The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for fiscal 2025. Meridian is independent of VF, having no relationship with VF other than providing advisory services to the Committee. In reviewing Meridian’s independence, the Committee has considered the six factor test prescribed under NYSE rules. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant.

The Committee directed Meridian to independently prepare an analysis of compensation data relating to all NEOs, to advise on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation. Meridian also assisted the Committee with a variety of other items, including an analysis on share usage, dilution and overhang of our equity incentive plan, reviewing the peer group and reviewing our compensation risk analysis. A representative of Meridian also attended all meetings and executive sessions of the Committee in fiscal 2025.

Role of VF Management

The CEO evaluates the performance of the other NEOs and provides preliminary recommendations to the Committee regarding target compensation for NEOs other than himself. The Committee, which makes the final decision, considers the CEO’s input when determining and approving NEOs compensation. VF management is responsible for providing Meridian with information to facilitate its role in advising the Committee and preparing information for each Committee meeting. The CEO, Executive Vice President and Chief People Officer and Vice President, Total Rewards generally attend Committee meetings, except the executive sessions or portions of the Committee meetings during which his or her individual compensation was discussed or approved.

38	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Role of Peer Group and Benchmarking

The Committee regularly reviews and determines the composition of our peer group. The peer group is used to generate competitive pay data to support the Committee’s review of senior executives’ compensation. To determine the peer group, the Committee primarily identifies companies based on various financial and other measures, such as industry, revenue, market capitalization, multi-brand portfolio, similarity in products and/or customers and consumers, and who we compete with for top talent. The Committee reviewed the composition of the fiscal 2024 peer group and determined to make no changes to the peer group for fiscal 2025 (the “Peer Group”). The Peer Group constituent companies are grouped into the following business types:

Apparel/Footwear	Consumer Products	Vertical Retailers	Large Format Retailer

• Adidas AG • Levi Strauss & Company • Nike, Inc. • PVH Corporation • Ralph Lauren Corporation • Under Armour, Inc.	• Colgate-Palmolive Company • Estee Lauder Companies, Inc. • Kimberly-Clark Corporation • Starbucks Corporation	• Capri Holdings Ltd. • lululemon athletica Inc. • Tapestry, Inc. • The Gap, Inc.	• Nordstrom, Inc.

The Committee sets target total direct compensation (base salary, target AIP awards and target annual long-term equity incentive award values) for senior executives generally around the median of the Peer Group data.

Positioning total compensation near median is intended to retain top talent at a reasonable cost to VF as indicated by the available data. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of market data, or outside the range under circumstances that justify a deviation. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to the performance of companies in the Peer Group. The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Peer Group. The Committee balances the elements of total direct compensation in this process.

The Committee’s consultant and management each independently utilized the Peer Group data to assist in establishing compensation targets for fiscal 2025.

•	The Peer Group data was compiled utilizing publicly reported salary and go-forward salary levels and target levels of performance-based compensation available as of February 2024.

•	The Committee’s consultant utilized all data to recommend compensation targets for the CEO, and the CEO utilized the data to recommend compensation targets for the other NEOs.

In addition, the Committee utilizes the Peer Group to evaluate whether executive officer pay levels are reasonable on a relative basis.

VF Corporation 2025 Proxy Statement	/	39

EXECUTIVE COMPENSATION

2025 ELEMENTS OF COMPENSATION AND DECISIONS

Target Total Direct Compensation and Compensation Mix

For fiscal 2025, the Committee approved the following target compensation amounts for each of our continuing NEOs based on their level of responsibility, skills, experience, sustained individual contribution and market data presented by the Committee’s independent consultant. Each NEO’s compensation for fiscal 2025 is reflected in the Summary Compensation Table.

		AIP Target		LTI Target	Total Direct Compensation	At-Risk Compensation
Executive	Base Salary	% of Base Salary	Amount

Bracken Darrell	$1,300,000	175%	$2,275,000	$9,000,000	$12,575,000	90%

Paul Vogel(1)	$ 825,000	110%	$ 907,500	$3,000,000	$ 4,732,500	82%

Martino Scabbia Guerrini(2)	$ 935,859	110%	$1,029,445	$4,000,000	$ 5,965,304	84%

Brent Hyder(3)	$ 700,000	110%	$ 770,000	$2,000,000	$ 3,470,000	80%

Jennifer Sim	$ 563,000	85%	$ 478,550	$1,200,000	$ 2,241,550	75%

(1)

Mr. Vogel’s salary was effective July 8, 2024, in connection with his appointment as Executive Vice President and Chief Financial Officer. His fiscal 2025 AIP and LTI target award amounts were prorated due to his effective start date of July 8, 2024.

(2)

Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss francs. The figures were converted into U.S. dollars at the average daily exchange rate of 1.1275 U.S. dollars to the Swiss franc. His Target Total Direct Compensation excludes a one-time top-up of $2,500,000 to his fiscal 2025 PRSU award, which was approved by the Committee in connection with his appointment as VF’s Chief Commercial Officer.

(3)

The Committee approved an increase to Mr. Hyder’s fiscal 2025 AIP target as a percentage of annual base salary from 100% to 110% to incentivize him for his continued leadership of the Reinvent transformation program to drive profitability and effectiveness, and to align his AIP target with selected senior leaders.

For fiscal 2025, the portions of total direct compensation for our CEO and other continuing NEOs were as depicted below.

(1)	Excludes Mr. Scabbia Guerrini’s $2,500,000 one-time top-up to his fiscal 2025 PRSU award

Base Salary

Base salary is intended to be targeted around median salary levels for equivalent executive positions at companies in the compensation Peer Group (as described above in “Role of Peer Group and Benchmarking”). The Committee believes that a base salary targeted around comparable median salary levels within the Peer Group provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Individual salaries for the NEOs are reviewed by the Committee annually, as well as at the time of a promotion or other changes in responsibilities. Each NEO is evaluated annually based on several components: key job responsibilities, key accomplishments and performance against annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each NEO.

Annual base salary increases for each NEO are based on (i) individual specific characteristics, including tenure in position and an assessment of the individual’s performance, (ii) the range around the median comparable salary of the Peer Group for the individual’s position, and (iii) VF’s overall increase budget for salaries. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. Generally, base salaries of the NEOs are approved by the Committee and the full Board.

40	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2025 Base Salary Decisions

Annual base salaries for the continuing NEOs for fiscal 2024 and fiscal 2025 are set forth below.

Executive	FY2024 Base Salary	FY2025 Base Salary	% Change vs FY2024 Base Salary

Bracken Darrell	$ 1,300,000	$ 1,300,000	0%

Paul Vogel(1)	n/a	$ 825,000	n/a

Martino Scabbia Guerrini(2)	CHF 830,000	CHF 830,000	0%

Brent Hyder	$ 700,000	$ 700,000	0%

Jennifer Sim(3)	n/a	$ 563,000	n/a

(1)	Mr. Vogel’s salary was effective July 8, 2024, in connection with his appointment as Executive Vice President and Chief Financial Officer.

(2)	Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss Francs.

(3)	Ms. Sim was not a NEO for the year ended March 30, 2024.

Annual Incentive Plan

VF maintains the AIP as a cash incentive plan for the NEOs. The AIP focuses executive attention on full fiscal year VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan and strategic priorities. The AIP framework also applies generally to all eligible participants, including employees who are not NEOs.

The Committee used the competitive external Peer Group data described above to assist it in establishing target awards for each NEO under the AIP. The Committee establishes each NEO’s target annual incentive opportunity under the AIP after consideration of compensation data and the recommendations of the CEO (with respect to the NEOs other than the CEO) and the Committee’s independent consultant. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

The AIP targets from fiscal 2024 to fiscal 2025 for the continuing NEOs, as well as the fiscal 2025 payout range, are set forth below.

Executive	FY2024 AIP Target As % of Annual Base Salary	FY2025 AIP Target As % of Annual Base Salary(1)	FY2025 AIP Payout % Opportunity (% of Target)

Bracken Darrell	175%	175%	0 – 200%

Paul Vogel(2)	n/a	110%	0 – 200%

Martino Scabbia Guerrini	110%	110%	0 – 200%

Brent Hyder(3)	100%	110%	0 – 200%

Jennifer Sim(4)	n/a	85%	0 – 200%

(1)	The target award amounts are set forth in the 2025 Grants of Plan-Based Awards table below.

(2)	Mr. Vogel’s AIP target was effective July 8, 2024 in connection with his appointment as Executive Vice President and Chief Financial Officer.

(3)

The Committee approved an increase to Mr. Hyder’s fiscal 2025 AIP target as a percentage of annual base salary from 100% to 110% to incentivize him for his continued leadership of the Reinvent transformation program to drive profitability and effectiveness, and to align his AIP target with selected senior leaders.

(4)	Ms. Sim was not a NEO for the year ended March 30, 2024.

Fiscal 2025 Annual Incentive Plan Decisions

Under the AIP, performance goals are set each year by the Committee. The fiscal 2025 performance goal setting process was influenced by events occurring during fiscal 2024, which was a year of substantial transition. During fiscal 2024 we introduced Reinvent, a transformation program to enhance focus on brand-building and to improve operating performance, including four key priorities: strengthen the balance sheet, reduce costs, change the operating model, including the establishment of an Americas regional platform, and deliver the Vans® turnaround. We continued to pursue opportunities to simplify and streamline our processes and invest in the business to drive brand heat and accelerate a return to sustainable and profitable growth. Throughout the course of fiscal 2025, we continued to execute our broader turnaround plans, making progress on our four initial priorities as part of the Reinvent transformation program and taking action on the outcome of the strategic portfolio review. In addition, we continued the reset of the

VF Corporation 2025 Proxy Statement	/	41

EXECUTIVE COMPENSATION

leadership team, including the appointments of the CFO and the brand presidents for The North Face®, Vans® and Dickies®.

As a result of VF going through a transformative period involving significant changes across the entire business, the Committee approved fiscal 2025 AIP performance goals set over two separate, consecutive six-month performance periods. Following multiple Committee discussions and consideration of AIP approaches by companies in VF’s industry, the Committee determined the two performance period format to be appropriate at this time to support retention throughout the organization after several consecutive years of zero to low annual payouts and during a unique period of rapid business transformation. The first half (the first and second fiscal quarters of fiscal 2025) was weighted 40% and the second half (the third and fourth fiscal quarters of fiscal 2025) was weighted 60%, in order to emphasize the importance of holiday sales performance to VF’s business. Those goals were set to be rigorous, yet achievable, and were based on known information at the time goals were established to focus our continuing NEOs on our key initiatives. The Committee aligned the performance goals for all continuing NEOs based on VF Enterprise Goals. For our NEOs, any AIP award earned for the first half and the second half was paid in one lump sum after the end of the second half and following the Committee’s approval of the performance achievement for the first half and the second half.

The Committee chose the following equally weighted absolute AIP goals as the most impactful drivers of VF’s return to sustainable and profitable growth:

VF Enterprise Goal	Explanation	Rationale

Total Revenue(1)	Measures VF’s total revenue performance against absolute targets set in relation to VF’s fiscal 2025 financial plan	Key measure of top line growth

Operating Income(2)	Measures profit from business operations	Indicates profitability of the company

(1)

Total Revenue is based on VF’s continuing operations and is measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2025 financial plan at the time the Committee set the targets.

(2)

Operating Income is based on VF’s continuing operations and reflects the impact of non-GAAP adjustments, which during fiscal 2025 include (i) a noncash goodwill impairment charge related to the Icebreaker reporting unit and an impairment charge related to the Dickies indefinite-lived trademark intangible asset, (ii) costs related to Reinvent, VF’s transformation program, including restructuring charges and project-related costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF’s transformation journey, and (iii) transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Operating Income is also measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2025 financial plan at the time the Committee set the targets.

Each component of the VF Enterprise Goals:

(1)

excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies,

(2)	is calculated based on continuing operations, and

(3)

uses the Company’s long-standing methodology, excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s fiscal 2025 financial plan at the time the Committee set the targets.

The Committee established target performance goals as described below to determine the actual payouts to the executives. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

In May 2024 and in October 2024, the Committee set VF Enterprise Goals for the first half and the second half of fiscal 2025, respectively, for the NEOs. The performance goals were set in alignment with VF’s strategy to build momentum, fuel the business turnaround and deliver improved profitability with the ultimate goal of sustainable, long-term returns and value creation for VF’s shareholders amidst the shorter-term reality of continuing global industry disruptions and geopolitical volatility. The actual payout is determined as follows:

42	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2025 Annual Incentive Plan Performance and Payouts

In determining the payout for fiscal 2025 performance, the Committee considered achievement against the pre-set VF Enterprise Goals, applicable to all NEOs as described above and determined to fund payout for fiscal 2025 performance at 118.4%.

The following chart provides a summary of performance against each VF Enterprise Goal:

VF Enterprise Goal	Weighting	Threshold 25%	95%	Target 100%	105%	Maximum 200%	Performance	Achievement (0% - 200%)	Payout (0% - 200%)

Total Revenue 1st Half	50%	$3,836.3M	$4,062.0M	$4,513.3M	$4,964.7M	$5,270.9M	$4,506.9M	99.9%	50.0%

Operating Income 1st Half	50%	$99.4M	$119.3M	$132.5M	$139.1M	$166.1M	$192.8M	200.0%	100.0%

1st Half Payout (Weighted 40%)									150.0%

VF Enterprise Goal	Weighting	Threshold 25%	95%	Target 100%	105%	Maximum 200%	Performance	Achievement (0% - 200%)	Payout (0% - 200%)

Total Revenue 2nd Half	50%	$4,494.9M	$4,759.3M	$5,288.1M	$5,816.9M	$6,175.8M	$5,021.2M	97.5%	48.7%

Operating Income 2nd Half	50%	$286.0M	$343.1M	$381.3M	$400.3M	$478.0M	$360.1M	97.2%	48.6%

2nd Half Payout (Weighted 60%)									97.4%

Total Payout (1st Half Payout x 40%) + (2nd Half Payout x 60%)									118.4%

The earned AIP award is shown in the table below. The performance results for the first half (the first and second fiscal quarters of fiscal 2025) performance period was 150%, and was weighted 40%. The performance results for the second half (the third and fourth fiscal quarters of fiscal 2025) performance period was 97.4%, and was weighted 60%. The calculated total payout for the full year period is 118.4%, reflecting revenue performance for fiscal 2025 in line with our expectations, and operating income for fiscal 2025 exceeding our expectations. The fiscal 2025 AIP payout followed two consecutive years of no AIP payouts to our executives due to lack of achievement of pre-set financial goals. We believe that the fiscal 2025 VF Enterprise Goals focused our continuing NEOs on key initiatives to begin to deliver sequential improvement in profitability and operating performance and reflected improved forecasting across the VF business in fiscal 2025. The payments made to the NEOs under the AIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Executive	Annual Base Salary	AIP Target As % of Annual Base Salary	AIP Target Amount	Total Payout %	AIP Award

Bracken Darrell	$1,300,000	175%	$2,275,000	118.4%	$2,693,600

Paul Vogel(1)	$603,493	110%	$663,842	118.4%	$785,989

Martino Scabbia Guerrini(2)	CHF 830,000	110%	CHF 913,000	196.1%	CHF 1,790,393

Brent Hyder	$700,000	110%	$770,000	118.4%	$911,680

Jennifer Sim	$563,000	85%	$478,550	118.4%	$566,603

(1)	Mr. Vogel’s fiscal 2025 earned AIP amount was calculated on a pro-rata basis as of his hire date.

(2)

The Committee exercised its discretion to increase the payout for Mr. Scabbia Guerrini under the fiscal 2025 AIP from 118.4% to 196.1%. The Committee reviewed the calculated payout and determined to award Mr. Scabbia Guerrini with an additional CHF 709,401, an amount determined to be appropriate and in line with the exceptional performance he delivered as the project lead, assigned by the CEO, for the sale of the Supreme® brand business (“Supreme”) for an aggregate base purchase price of $1.5 billion in cash subject to customary adjustments. The increased payout is to recognize his project leadership, exceptional performance and pivotal role in the process from deal initiation to successful completion. The transaction was critical to support the key pillars of VF’s strategy, including VF’s commitment to strengthening the balance sheet and to further reduce debt and leverage to reach its optimal capital structure. Following the sale of Supreme, VF paid off its $1 billion term loan with proceeds from the sale and also repaid its $750 million April 2025 senior notes prior to the end of fiscal 2025, reducing VF’s debt and leverage levels.

VF Corporation 2025 Proxy Statement	/	43

EXECUTIVE COMPENSATION

Long-Term Incentives

Our long-term incentive awards made to our NEOs in fiscal 2025 generally consist of 50% PRSUs and 50% Stock Options, which aligns the interest of our NEOs with those of our shareholders. All our long-term incentives are awarded under the 1996 Stock Compensation Plan, as amended and restated (the “Stock Plan”), and VF’s 2004 Long-Term Incentive Plan (“LTIP”), a subplan under the Stock Plan.

Performance-Based Restricted Stock Units

Executives are awarded PRSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year performance periods. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the program is designed to create an incentive for individual executives to remain with VF. Dividend equivalents are paid on the shares actually paid out (no dividend equivalents are paid on any portion of the PRSU award not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

Fiscal 2023-2025 Performance-Based Awards Performance and Payouts (Completed Performance Period)

In May 2022, the Committee established the following three-year performance measures for the PRSUs based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2023-2025 Performance Measures

Three-Year Revenue Compound Annual Growth Rate (“CAGR”)	Weighted 50%

Three-Year Gross Margin Percentage Expansion	Weighted 50%

Three-Year Relative Total Shareholder Return (“rTSR”) Modifier(1)	-25%/0%/+25%

(1)	Measured against S&P 500 Consumer Discretionary Index companies

Payout under the fiscal 2023-2025 performance period is calculated as follows:

*	An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2025, in determining the results for the fiscal 2023-2025 performance period, the Committee considered achievement against the three-year performance measures outlined above that were established in May 2022 for the performance period. Both measures performed below the minimum of pre-established financial thresholds, and VF’s TSR was below the 25th percentile of the S&P 500 Consumer Discretionary Index companies, resulting in no payout.

FY2023-2025 Performance Results

Weighting	Threshold 25%	Target 100%	Maximum 200%	Achievement	Payout	Performance	Modifier	Achievement	Payout

Three-Year Revenue CAGR						TSR vs S&P 500 Consumer Discretionary Index

50%	2%	7%	12%	Below Threshold	0%	At or Above 75th Percentile	+25%
Three-Year Gross Margin % Expansion						Between 75th Percentile and 25th Percentile	0%	Below 25th Percentile	0%
50%	55.5%	56.5%	57.5%	Below Threshold	0%	At or Below 25[t]h Percentile	–25%

No Payout

44	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2024-2026 Performance Based Awards (Open Performance Period)

For fiscal 2024-2026, the Committee established the following three-year performance measures for the PRSUs based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2024-2026 Performance Measures		Rationale

Three-Year Revenue CAGR	Weighted 50%	Metric that focuses on accelerated top-line growth and enhanced shareholder returns

Three-Year Gross Margin Percentage Expansion	Weighted 50%	Metric used to measure revenue growth and equity of VF’s brands

Three-Year rTSR Modifier(1)	-25%/0%/+25%	Metric used to focus on stock performance and strengthen alignment of interest of our NEOs and shareholders

(1)	Measured against S&P 500 Consumer Discretionary Index companies

Payout under the fiscal 2024-2026 performance period will be determined following the end of the three-year performance period ending on March 28, 2026 and will be calculated as follows:

*	An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

FY2024-2026 Performance Targets

Weighting	Threshold 25%	Target 100%	Maximum 200%	Performance	Modifier

Three-Year Revenue CAGR(1)				TSR vs S&P 500 Consumer Discretionary Index
50%	2%	5%	9%	At or Above 75th Percentile	+25%
Three-Year Gross Margin % Expansion(1)				Between 75th Percentile and 25th Percentile	0%
50%	55.0%	55.7%	56.7%	At or Below 25th Percentile	–25%

(1)	Results will be calculated based on a straight-line interpolation between Threshold/Target/Maximum.

The Committee determined the Fiscal 2024-2026 performance goals to be rigorous in light of the interim CEO leadership period, business environment at the time and inconsistency around the Company’s forecasting and planning execution.

Fiscal 2025-2027 Performance Based Awards Decisions (Open Performance Period)

Following fiscal 2024 which was a year of substantial transition and implementation of a number of actions to transform and turnaround VF’s business, for fiscal 2025-2027, the Committee determined that PRSUs awarded in fiscal 2025 will be earned based on the averaged performance achievement of VF’s financial metrics measured by three consecutive one-year performance periods, and could be modified up or down based on our three-year TSR performance relative to the S&P 600 Consumer Discretionary Index companies. Following multiple Committee discussions, the Committee determined the three one-year period format to be appropriate in order to balance retention amidst the challenges of setting long-term performance goals during the initial stages of VF’s Reinvent transformation program. The performance goals for each one-year performance period are determined by the Committee annually within the first quarter of each fiscal year. Fiscal 2025 performance period and goals were set in alignment with VF’s strategy to build momentum, transform the business model and deliver improved profitability with the ultimate goal of sustainable, long-term returns and value creation for VF’s shareholders.

VF Corporation 2025 Proxy Statement	/	45

EXECUTIVE COMPENSATION

FY2025-2027 Performance Measures		Rationale

Three One-Year Revenue Goals	Weighted 50%	Metric that focuses on top-line growth and enhanced shareholder returns

Three One-Year Gross Margin Goals	Weighted 50%	Metric used to measure revenue growth and equity of VF’s brands

Three-Year rTSR Modifier(1)	-25%/0%/+25%	Metric used to focus on stock performance and strengthen alignment of interest of our NEOs and shareholders

(1)	Measured against S&P 600 Consumer Discretionary Index companies

Payout under the fiscal 2025-2027 performance period will be determined following the end of the three-year performance period ending on April 3, 2027 and will be calculated as follows:

*	An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2024, the Committee established the following one-year performance goals for fiscal 2025 for the PRSUs based on VF’s financial performance metrics as well as a three-year relative performance metric to further align executive compensation with shareholder value creation. The performance goals for fiscal 2026 were established in May 2025 and the performance goals for fiscal 2027 will be established in May 2026. Disclosing the performance goals for fiscal 2026 would provide competitors and third parties with insights into our internal plans, which might allow our competitors to predict certain business strategies and cause us competitive harm.

FY2025-2027 Performance Targets

Weighting	Threshold 25%	95%	Target 100%	105%	Maximum 200%	Performance	Modifier

Fiscal 2025 Revenue(1)						TSR vs S&P 600 Consumer Discretionary Index
50%	$8,331.2M	$8,821.3M	$9,801.4M	$10,781.6M	$11,446.7M	At or Above 75th Percentile	+25%
Fiscal 2025 Gross Margin(1)						Between 75th Percentile and 25th Percentile	0%
50%	51.7%	52.5%	53.3%	53.6%	54.9%	At or Below 25th Percentile	–25%

(1)	Results will be calculated based on a straight-line interpolation.

Fiscal 2025-2027 PRSUs Target Values Versus Accounting Values

As our PRSUs awarded in fiscal 2025 will be earned based on averaged performance achievement of VF’s financial metrics of fiscal 2025, fiscal 2026 and fiscal 2027, and may be modified up or down based on our three-year TSR performance relative to the S&P 600 Consumer Discretionary Index companies, the target value of those PRSUs does not match the amounts in the grant date accounting value columns of the Summary Compensation Table and the 2025 Grant of Plan-Based Awards Table. The target value of the PRSUs awarded in fiscal 2025 is equal to the number of PRSUs multiplied by VF’s closing share price on the date of grant (May 28, 2024). However, as the PRSUs awarded in fiscal 2025 were granted contingent on shareholder approval of the Stock Plan at the 2024 Annual Meeting, for the purposes of the Summary Compensation Table and 2025 Grant of Plan-Based Awards Table, pursuant to SEC rules, the value of those PRSUs is equal to their accounting value as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 as of the shareholder approval date (July 23, 2024). Further, because the grant date of those PRSUs for SEC reporting purposes occurs when the performance goals are set, and goals under our fiscal 2025-2027 PRSUs are established annually within the first quarter of each fiscal year, the amounts in the “Stock Awards” column in the Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column in the Grants of Plan-Based Awards Table include those fiscal 2025-2027 PRSUs related to the performance period for which the Committee has established performance goals.

46	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Stock Options

Stock options are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to NEOs as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan.

Options granted prior to fiscal 2025 generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that such continued vesting after retirement requires that the employee was employed by VF on the last day of the fiscal year in which the option was granted, as well as compliance with restrictive covenants in the event of retirement.

Options granted in fiscal 2025 generally remain exercisable for the period of 3 months after termination in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that the retirement requires that the employee was employed by VF until the 12-month anniversary of the grant date, as well as compliance with restrictive covenants in the event of retirement.

In addition, in accordance with certain executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of VF, any unvested options are accelerated and become exercisable by the executive.

Retention and Special Awards

Retention awards of restricted stock or restricted stock units (“RSUs”) are made by the Committee from time to time to encourage key employees in critical roles to remain engaged and employed with VF during challenging and uncertain times. Awards of restricted stock or RSUs for retention purposes under the Stock Plan are not part of regular annual compensation and are not treated as part of target total direct compensation. The Committee did not grant any retention awards in fiscal 2025.

Special awards of restricted stock or RSUs are made by the Committee from time to time to attract key executives or to compensate for forfeited awards from prior employment. Special awards of restricted stock or RSUs are not part of regular annual compensation and are not treated as part of total direct compensation. To attract Mr. Vogel to join VF in a period of heightened competition for CFOs with significant business turnaround and transformation experience, the Committee approved a special sign-on equity award in the form of RSUs with an aggregate grant date fair value of $1,500,000, which will vest on the second anniversary of the grant date of such award, subject to his continued employment through the vesting date. The Committee determined the sizing of the sign-on equity award was reasonable based on competitive external Peer Group data and approved the two-year cliff vesting design to support the recruitment and retention of a new CFO during a critical moment in VF’s Reinvent transformation program which also took into account shareholder feedback received by the Chair of the Committee and management about the importance of appropriately designed special awards.

The Committee is committed to using retention and special awards sparingly, and only after thoughtful consideration of the circumstances, including the condition of the labor market and availability of talent, criticality of the key employee to VF’s long-term strategy, the retentive value of the employee’s outstanding equity awards, and a fulsome review of all other regular compensation actions that are available to the Committee.

Two-Year Cash-based Performance Award

On May 15, 2023, the Committee approved a two-year cash-based performance award for Mr. Scabbia Guerrini with a target value of $1,500,000. The award had a two-year cumulative performance period of fiscal 2024 and fiscal 2025 based on APAC and Outdoor Emerging Brands goals. In May 2025, the Committee determined that all metrics performed below the minimum of pre-established financial thresholds, resulting in no payout.

Retirement and Benefit Programs

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives.

VF Corporation 2025 Proxy Statement	/	47

EXECUTIVE COMPENSATION

401k Plan – During fiscal 2025, U.S.-based NEOs were permitted to participate in the VF Retirement Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of VF. The 401k Plan is described in further detail under the caption “Executive Compensation – Nonqualified Deferred Compensation”.

Nonqualified Deferred Compensation – VF’s U.S.-based senior executives, including the U.S.-based NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Executive Compensation – Nonqualified Deferred Compensation” following the 2025 Pension Benefits Table.

Mr. Scabbia Guerrini, who is not a U.S. resident, does not participate in the 401k Plan or Executive Deferred Savings Plan. His benefits are described below in the 2025 Pension Benefits Table within “Executive Compensation”.

Employee Benefits and Perquisites – VF provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, life insurance and short- and long-term disability coverage and a merchandise discount on most VF products. We provide limited perquisites to our NEOs and generally do not view them as a significant element of our compensation program. NEOs are eligible for financial counseling, tax preparation services and an annual executive physical. Employee benefits and perquisites are discussed in further detail in footnote 6 to the Summary Compensation Table within “Executive Compensation”.

OTHER COMPENSATION POLICIES AND PRACTICES

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from two to six times current annual base salary, depending upon the position. The CEO, the other NEOs, and other senior executives are required to accumulate VF Common Stock having market values as follows:

Officer	VF Common Stock Having a Market Value of

President and Chief Executive Officer	Six times annual base salary

Chief Financial Officer and Other NEOs	Three times annual base salary

Other Senior Executives	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and the 401k Plan. No credit will be given for restricted stock, RSUs, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised; 50% of the after-tax vested time-vested RSUs; and 50% of the after-tax vested PRSUs. As of March 29, 2025, Messrs. Scabbia Guerrini and Hyder have met the guideline, while Messrs. Darrell and Vogel and Ms. Sim have not, but are still within the five-year period to achieve the guideline ownership level.

Change-in-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including all continuing NEOs, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in “Potential Payments Upon Change in Control, Retirement or Termination of Employment”.

48	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Internal Revenue Code (the “Code”)). During 2011, the Committee eliminated the gross up feature.
Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, and continued life and medical insurance for specified periods after qualifying termination. Upon a change in control of VF, VF would also pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.
Policies and Practices Related to the Grant of Certain Equity Awards

Our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, such as a significant positive or negative earnings announcement, and not time
the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about VF, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following an earnings announcement. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our Common Stock on the date of grant.
Our NEOs are not permitted to choose the grant date for their individual stock option grants. In fiscal 2025, VF did not award options to NEOs in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Current Report on Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such report. Stock option grants to our employees, including our NEOs, and our directors are generally approved at a meeting of the Committee that is held during the first quarter of each fiscal year, and the stock option grants generally are not effective until the second business day following the filing of a periodic report on Form
10-K
or Form
10-Q
with the SEC reporting VF’s quarterly financials and results of operations.
Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and PRSUs under the Stock Plan include provisions respecting such recovery, as does the AIP. In accordance with SEC rules and NYSE listing standards, we have a separate clawback policy that provides for the recovery of excess incentive-based compensation from covered officers in the event we are required to prepare a restatement of our consolidated financial statements, as described immediately below.
Policy for the Recovery of Erroneously Awarded Compensation

In
October 2023
, the Committee adopted a policy requiring forfeiture of incentive-based compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, in the event of certain required accounting restatements, pursuant to Section 10D of the Exchange Act, Rule
10D-1
promulgated thereunder and Section 303A.14 of the NYSE Listed Company Manual. The policy requires that any incentive compensation (including both cash and equity compensation) paid to any current or former executive officer is subject to recoupment if:

•
the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct; and

•	that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required.

VF Corporation 2025 Proxy Statement	/	49

EXECUTIVE COMPENSATION

Policy Regarding Hedging or Pledging of VF Common Stock

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities (whether granted to the director or executive as part of the compensation of the director or executive or held, directly or indirectly, by the director or executive), transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, NEOs and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Tax Considerations

Section 162(m) of the Code generally limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date. When designing VF’s executive compensation programs, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with VF’s business needs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended March 29, 2025.

Juliana L. Chugg, Chair

Trevor A. Edwards

Mindy Grossman

Mark S. Hoplamazian

Laura W. Lang

Matthew J. Shattock

50	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth all compensation paid or awarded to our NEOs during fiscal year 2025 (“fiscal 2025”), fiscal year 2024 (“fiscal 2024”) and fiscal year 2023 (“fiscal 2023”). Totals may not add up due to rounding.

Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Bracken Darrell President and Chief Executive Officer

2025	$1,300,000	$-0-	$2,225,111	$4,499,892	$2,693,600	$-0-	$11,296	$10,729,899

2024	919,945	-0-	6,456,280	6,020,284	-0-	-0-	138,890	13,535,399

Paul Vogel(7) Executive Vice President and Chief Financial Officer

2025	603,493	-0-	2,076,422	1,162,567	785,989	-0-	19,063	4,647,534

Martino Scabbia Guerrini(1) Executive Vice President, Chief Commercial Officer and President, Emerging Brands

2025	935,859	-0-	2,225,111	1,999,953	2,018,741	158,154	36,247	7,374,065

2024	907,583	-0-	3,876,325	1,349,846	-0-	155,931	33,878	6,323,563

2023	764,224	-0-	3,345,435	1,250,816	134,198	132,462	31,406	5,658,541

Brent Hyder Executive Vice President and Chief People Officer

2025	700,000	-0-	494,475	999,977	911,680	-0-	21,473	3,127,605

2024	399,727	-0-	6,456,023	570,931	-0-	-0-	8,754	7,435,435

Jennifer Sim Executive Vice President, Chief Legal Officer and Corporate Secretary

2025	544,115	-0-	296,692	599,986	566,603	-0-	33,054	2,040,450

Matthew Puckett(8) Former Executive Vice President and Chief Financial Officer

2025	189,863	-0-	-0-	-0-	-0-	27,000	522,090	738,953

2024	700,000	-0-	1,121,461	1,099,876	-0-	1,200	47,878	2,970,415

2023	700,000	-0-	1,076,333	1,000,656	-0-	-0-	89,214	2,866,203

(1)

The cash compensation for Mr. Scabbia Guerrini is paid in Swiss francs. His cash compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in fiscal 2023, 1.0469 U.S. dollars to the Swiss franc, in fiscal 2024, 1.1293 U.S. dollars to the Swiss franc and in fiscal 2025, 1.1275 U.S. dollars to the Swiss franc.

(2)

The amounts shown for the RSUs in this column include the aggregate grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025. Awards of PRSUs for the three-year performance periods of 2023 through 2025, 2024 through 2026 and 2025 through 2027 were made to the NEOs in 2022, 2023 and 2024, respectively, under the LTIP generally described in footnote 3 to the 2025 Grants of Plan-Based Awards Table below. The grant date fair value of the PRSUs granted in fiscal 2025 is the sum of two separate valuations, the larger portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the awards based on rTSR. Because PRSUs granted in fiscal 2025 were granted contingent upon shareholder approval of the Stock Plan at the 2024 Annual Meeting (which approval was received on July 23, 2024), the grant date fair value is computed as of that date. In addition, because the PRSUs are considered granted when the performance goals are approved, and we approved performance goals in each of fiscal years 2025, 2024 and 2023, the PRSU values in this column include: (i) for fiscal 2025 – 33.33% of the fiscal 2025 PRSUs; (ii) for fiscal 2024, 100% of the fiscal 2024 PRSUs; and (iii) for fiscal 2023, 100% of the fiscal 2023 PRSUs. To calculate the grant date fair value of fiscal 2025 PRSUs, we (i) multiplied the closing share price of VF Common Stock on the date of the award ($16.27 for the PRSUs of all NEOs other than Mr. Vogel and $17.40 for Mr. Vogel’s PRSUs) by 33.33% of the target number of PRSUs to determine the portion of fair value based on the financial performance goal, and (ii) used a Monte Carlo simulated fair value to determine the portion of fair value based on rTSR ($2.05) per 33.33% of PRSUs at target. Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PRSU awards granted in 2024 with respect to fiscal 2025 compensation would have been as follows: Mr. Darrell: $4,201,232; Mr. Vogel, $1,092,087; Mr. Scabbia Guerrini, $4,201,232; Mr. Hyder, $933,619; and Ms. Sim, $560,185 (these amounts include the rTSR portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). Dividend equivalents (without compounding) accrue on these PRSUs subject to the same performance-based vesting requirements as apply to the PRSUs. For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms, see the CD&A above. The amount for Mr. Vogel includes a special sign-on equity award of 86,207 RSUs, all of which will vest on August 9, 2026, subject to continued employment through such date. The fair value of the RSUs was calculated by multiplying the closing share price of VF Common Stock on the date of the award ($17.40) by the number of RSUs granted. Vesting, forfeiture and other terms of these awards are described in the CD&A above.

(3)

Options to purchase shares of VF Common Stock are granted under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2025 table below. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2025 are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025.

VF Corporation 2025 Proxy Statement	/	51

EXECUTIVE COMPENSATION

(4)

The amounts in this column represent cash awards earned under the AIP. The Committee exercised its discretion to increase Mr. Scabbia Guerrini’s AIP payout to $2,018,741, more details are described in the footnote 2 to the Fiscal 2025 Annual Incentive Plan Performance and Payouts in the CD&A. The general operation of the AIP in fiscal 2025 is described in footnote 2 to the 2025 Grants of Plan-Based Awards table below.

(5)

The amounts reported in this column represent the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in fiscal 2025, fiscal 2024 and fiscal 2023. In accordance with SEC rules and guidance, if the net change in actuarial present value of accumulated benefits was negative, as it was in fiscal 2023, $0 is shown. Fiscal 2025 amounts in this column for Mr. Scabbia Guerrini were valued in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2025 of 1.1275 U.S. dollars to the Swiss franc. Messrs. Darrell, Vogel and Hyder and Ms. Sim do not participate in the defined benefit plans. See “Pension Benefits” below for a detailed discussion of VF’s pension benefits.

(6)

For Ms. Sim, this amount includes VF’s matching contribution of $10,212 under the VF Executive Deferred Savings Plan. For Messrs. Hyder and Puckett and Ms. Sim, the amount also includes VF’s payment of the cost of financial planning services, for Mr. Scabbia Guerrini and Ms. Sim, the amount includes VF’s payment of the cost of an annual physical, and for Mr. Puckett, the amount includes VF’s payment of the cost of a computer. This amount also includes VF’s matching contribution under the VF 401k Plan as follows: Mr. Darrell, $10,350; Mr. Vogel, $19,063; Mr. Hyder, $16,255; Ms. Sim, $15,528; and Mr. Puckett, $6,074. For Mr. Puckett, this amount also includes VF’s payment of the cost of tax preparation services in the amount of $1,500 and an associated tax gross-up of $606. For Mr. Scabbia Guerrini, this amount includes a transportation allowance of $6,765 and a representation allowance of $27,061. Amounts in this column for Mr. Scabbia Guerrini were paid in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2025 of 1.1275 U.S. dollars to the Swiss franc. For Mr. Hyder, this amount includes a technology allowance of $300. For Mr. Darrell, this amount includes $674 of expense paid in connection with his relocation and an associated tax gross-up of $272. With respect to Mr. Puckett, this amount includes a payout of accrued paid time off of $57 following his termination, severance payments in the amount of $510,137, and VF’s payment resulting from tax equalization of $529 and an associated tax gross-up of $13.

(7)	Mr. Vogel was appointed Executive Vice President and Chief Financial Officer effective July 8, 2024.

(8)	Mr. Puckett ceased to serve as Executive Vice President and Chief Financial Officer effective July 8, 2024.

52	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

2025 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to our continuing NEOs during fiscal 2025. Mr. Puckett, former Executive Vice President and Chief Financial Officer, departed VF in July 2024, and did not receive any grant of plan-based awards in fiscal 2025. For further discussion regarding the grants, see the CD&A above.

Executive	Date of Board Approval of Awards(1)	Grant Date of Equity Awards(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(1) ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Bracken Darrell

	5/13/2024		$-0-	$2,275,000	$4,550,000

	5/13/2024	7/23/2024				-0-	121,458	273,281				$2,225,111(4)

	5/13/2024	5/28/2024								912,757	$12.35	4,499,892(5)

Paul Vogel

	7/22/2024		-0-	663,842	1,327,684

	7/22/2024	8/9/2024				-0-	29,636	66,681				576,420(4)

	7/22/2024	8/9/2024							86,207			1,500,002(6)

	7/22/2024	8/9/2024								222,714	17.40	1,162,567(5)

Martino Scabbia Guerrini

	5/13/2024		-0-	1,029,445	2,058,890

	5/13/2024	7/23/2024				-0-	121,458	273,281				2,225,111(4)

	5/13/2024	5/28/2024								405,670	12.35	1,999,953(5)

Brent Hyder

	5/13/2024		-0-	770,000	1,540,000

	5/13/2024	7/23/2024				-0-	26,991	60,730				494,475(4)

	5/13/2024	5/28/2024								202,835	12.35	999,977(5)

Jennifer Sim

	5/13/2024		-0-	478,550	957,100

	5/13/2024	7/23/2024				-0-	16,195	36,439				296,692(4)

	5/13/2024	5/28/2024								121,701	12.35	599,986(5)

(1)

All equity awards are granted under the Stock Plan. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the closing market price of VF Common Stock on the date of grant. With respect to the options granted on May 28, 2024, the closing market price was $12.35. With respect to the options granted on August 9, 2024, the closing market price was $17.40. The Committee’s general policy under the Stock Plan is to fix the date of grant of the options, RSUs and PRSU awards as the second business day following the filing with the SEC of a periodic report on Form 10-K or Form 10-Q reporting VF’s quarterly financials and results of operations. The PRSU awards were granted contingent upon shareholder approval of the Stock Plan at the 2024 Annual Meeting, which approval was received on July 23, 2024.

(2)

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the AIP, as described above in the CD&A. Depending upon the level of achievement of each of the specified performance goals, AIP awards could range from 0% to 200% of the target incentive opportunity for each AIP participant. Mr. Scabbia Guerrini’s target has been converted to U.S. dollars from Swiss francs based on the average daily exchange rates for fiscal 2025 of 1.1275 U.S. dollars to the Swiss franc.

(3)

The amounts in these columns represent the threshold, target and maximum PRSU awards that were treated as granted for accounting purposes in fiscal 2025 under the LTIP. These PRSUs were granted to the NEOs for the three-year performance period of fiscal 2025 through fiscal 2027. Depending on the level of achievement of certain performance goals during the three years of the performance period, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus 25% of the target award depending on VF’s TSR as compared to the TSR of S&P 600 Consumer Discretionary Index companies over the performance period, for a total maximum payout of 225% of the target award. For a discussion of the performance goals applicable to the LTIP awards, as well as vesting, forfeiture and other terms, see the CD&A above.

VF Corporation 2025 Proxy Statement	/	53

EXECUTIVE COMPENSATION

(4)

The aggregate fair value of the PRSUs was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025.

(5)

The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718. The terms of options are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2025 table. The assumptions used and the resulting weighted average fair value of stock options granted during fiscal 2025 are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 29, 2025.

(6)

The amount in this column represents the grant date fair value of a special award granted to Mr. Vogel in connection with his appointment to Executive Vice President and Chief Financial Officer of 86,207 RSUs, which will vest on the second anniversary of the grant date of such award, subject to continued employment through such date. For further information on the award, see “Compensation Discussion & Analysis – Long Term Incentives – Retention and Special Awards” above.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of March 29, 2025.

	Option Awards(1)						Stock Awards
Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)

Bracken Darrell

	8/4/2023	262,208	524,414		$19.42	8/3/2033

	8/4/2023	131,104	131,104	(6)	19.42	8/3/2033	40,531	(6)	$635,928	-0-	(4)	$-0-

	5/28/2024	-0-	912,757		12.35	5/27/2034				-0-	(5)	-0-

Paul Vogel

	8/9/2024	-0-	222,714		17.40	8/8/2034	87,428	(7)	1,371,742	-0-	(5)	-0-

Martino Scabbia Guerrini

	2/23/2016	22,933	-0-		56.92	2/22/2026

	2/22/2017	38,201	-0-		49.66	2/21/2027

	2/21/2018	35,264	-0-		69.47	2/20/2028

	5/24/2019	55,753	-0-		84.23	5/23/2029

	5/19/2020	66,493	-0-		55.74	5/18/2030

	5/25/2021	62,003	-0-		77.78	5/24/2031	14,517	(8)	227,774

	5/24/2022	61,678	30,838		45.34	5/23/2032

	3/6/2023						42,261	(8)	663,068

	5/26/2023	78,663	157,324		17.95	5/25/2033				-0-	(4)	-0-

	11/2/2023						184,186	(8)	2,889,878

	5/28/2024	-0-	405,670		12.35	5/27/2034				-0-	(5)	-0-

Brent Hyder

	11/2/2023	33,213	66,426		14.01	11/1/2033	442,047	(9)	6,935,713	-0-	(4)	-0-

	5/28/2024	-0-	202,835		12.35	5/27/2034				-0-	(5)	-0-

54	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards(1)					Stock Awards
Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)

Jennifer Sim

	2/22/2017	1,364	-0-	49.66	2/21/2027

	2/21/2018	2,163	-0-	69.47	2/20/2028

	5/24/2019	7,776	-0-	84.23	5/23/2029

	5/19/2020	8,391	-0-	55.74	5/18/2030

	5/25/2021	7,441	-0-	77.78	5/24/2031

	8/3/2021					4,040	(10)	63,392

	5/24/2022	17,270	8,635	45.34	5/23/2032

	2/10/2023					10,802	(10)	169,479

	5/26/2023	29,135	58,268	17.95	5/25/2033				-0-	(4)	-0-

	5/28/2024	-0-	121,701	12.35	5/27/2034				-0-	(5)	-0-

Matthew Puckett

	2/23/2016	8,460	-0-	56.92	2/22/2026

	2/22/2017	10,368	-0-	49.66	2/21/2027

	2/21/2018	6,700	-0-	69.47	2/20/2028

	5/24/2019	10,271	-0-	84.23	5/23/2029

	5/19/2020	11,083	-0-	55.74	7/7/2026

	5/25/2021	44,642	-0-	77.78	7/7/2026

	5/24/2022	49,342	24,671	45.34	7/7/2026

	5/26/2023	64,096	128,190	17.95	7/7/2026				-0-	(4)	-0-

(1)

All of the options are non-qualified stock options awarded under the Stock Plan. The make-whole options awarded to Mr. Darrell are described in footnote 6 below. The remainder of this footnote addresses the options awarded to the other NEOs. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the NEOs’ employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; in the case of involuntary termination, at the end of the period severance payments are made (if any) (for options granted prior to fiscal 2025) or three months after termination (for options granted as of fiscal 2025); and in the case of voluntary termination, at the time of voluntary termination (for options granted prior to fiscal 2025) or three months after termination (for options granted as of fiscal 2025).

(2)	Dividends on those RSUs are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. Dividend equivalents are not compounded.

(3)

Amounts reported are based on the closing market price per share of VF’s Common Stock of $15.69 on March 28, 2025, the last trading day of VF’s fiscal 2025. The number of PRSUs was calculated by multiplying the actual level of achievement for the three-year performance period ended March 29, 2025 by the target number of PRSUs awarded, and the dollar value was calculated by multiplying the resulting number of PRSUs by $15.69. Because the actual level of achievement for the three-year performance period ended March 29, 2025 was 0%, the number of PRSUs is zero, and the dollar value is zero. The final level of achievement for the awards in these columns may differ. For a discussion of vesting, forfeiture and other terms applicable to the PRSUs, see the CD&A above.

(4)

This number represents the number of PRSUs that were awarded under the LTIP by the Committee in 2023 for the three-year performance period ending March 2026 multiplied by an assumed achievement level of 0%. At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Darrell: 564,068 PRSUs with a value of $8,850,231, Mr. Scabbia Guerrini: 169,220 PRSUs with a value of $2,655,066, Mr. Hyder: 71,451 PRSUs with a value of $1,121,066, Mr. Puckett: 137,885 PRSUs with a value of $2,163,408 and Ms. Sim: 62,676 PRSUs with a value of $983,386.

VF Corporation 2025 Proxy Statement	/	55

EXECUTIVE COMPENSATION

(5)

This number represents the number of PRSUs that were awarded under the LTIP by the Committee in 2024 for the three-year performance period ending March 2027 multiplied by an assumed achievement level of 0%. At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Darrell: 819,839 PRSUs with a value of $12,863,278, Mr. Vogel: 200,043 PRSUs with a value of $3,138,675, Mr. Scabbia Guerrini: 819,839 PRSUs with a value of $12,863,278, Mr. Hyder: 182,187 PRSUs with a value of $2,858,514 and Ms. Sim: 109,312 PRSUs with a value of $1,715,101.

(6)

Mr. Darrell received an award of 77,240 RSUs and 262,208 stock options in August 2023 that vested 50% in July 2024 and will vest 50% in July 2025, provided that Mr. Darrell remains an employee of VF through such vesting date. The options have a ten-year term and would become immediately exercisable, in the event of death or termination due to disability, in the event of involuntary termination not for cause and upon his termination following a change in control of VF. The RSU award would vest in the event of termination due to death or disability, in the event of involuntary termination not for cause and upon his termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(7)

Mr. Vogel received an award of 86,207 RSUs in August 2024 that will cliff vest 100% on the second anniversary of the grant date, provided that Mr. Vogel remains an employee of VF through such vesting date. The award would vest in full in the event of termination due to death or disability, a pro rata portion of the award would vest in the event of involuntary termination not for cause, and the award would vest upon certain terminations following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(8)

Mr. Scabbia Guerrini received an award of 25,000 RSUs in May 2021 that vested 50% in May 2023 and 50% in May 2025. Mr. Scabbia Guerrini also received an award of 78,248 RSUs in March 2023 that vested 50% in March 2025 and will vest 50% in March 2027, provided that Mr. Scabbia Guerrini remains an employee of VF through such vesting date. For both RSU awards, a pro rata portion of each award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon his termination following a change in control of VF. Mr. Scabbia Guerrini also received an award of 178,444 RSUs in November 2023 that will cliff vest 100% in November 2025. For this RSU award, a pro rata portion of the award would vest in the event of termination due to death or disability and in the event of involuntary termination not for cause; and the award would vest upon certain terminations following a change in control of VF. Dividends on all these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(9)

Mr. Hyder received an award of 428,266 RSUs in November 2023 that will cliff vest 100% on the third anniversary of the grant date, provided that Mr. Hyder remains an employee of VF through such vesting date. A pro rata portion of the award would vest in the event of termination due to death or disability, in the event of involuntary termination not for cause, and the award would vest upon certain terminations following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(10)

Ms. Sim received an award of 3,500 RSUs in August 2021 that will cliff vest 100% in August 2025. Ms. Sim also received an award of 20,000 RSUs in February 2023 that vested 50% in February 2025 and will vest 50% in February 2027, provided that Ms. Sim remains an employee of VF through such vesting date. For both RSU awards, a pro rata portion of each award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon her termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

2025 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock award vesting during fiscal 2025. Our NEOs did not exercise stock options during fiscal 2025. There was no payout under the LTIP of PRSUs for the three-year performance period that ended on March 29, 2025.

	Option Awards		Stock Awards(1)
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bracken Darrell	-0-	$-0-	39,965	$623,052

Paul Vogel	-0-	-0-	-0-	-0-

Martino Scabbia Guerrini	-0-	-0-	42,029	932,199

Brent Hyder	-0-	-0-	-0-	-0-

Jennifer Sim	-0-	-0-	10,742	254,381

Matthew Puckett	-0-	-0-	27,981	364,515

(1)

For Mr. Darrell, the amounts in these columns reflect the fair market value of 38,620 RSUs, plus 1,345 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in July 2024. For Mr. Scabbia Guerrini, the amounts in these columns reflect the fair market value of 39,124 RSUs, plus 2,905 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in March 2025. For Ms. Sim, the amounts in these columns reflect the fair market value of 10,000 RSUs, plus 742 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in February 2025. For Mr. Puckett, the amounts in these columns reflect the fair market value of (i) 7,500 shares of restricted stock, plus 1,262 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of distribution in May 2024 and (ii) 16,680, shares of restricted stock, plus 2,539 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of distribution in July 2024. No amounts reported in these columns were deferred. The fair market value is defined as the average of the high and low price of VF Common Stock on the applicable date.

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EXECUTIVE COMPENSATION

Pension Benefits

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). Mr. Puckett was the only fiscal 2025 NEO who participated in the Pension Plan.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. Mr. Puckett, the only NEO who participates in the Pension Plan is eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”). Mr. Puckett was the only fiscal 2025 NEO who participated in the SERP.

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code. The SERP was closed to new participants at the end of 2004. The combined retirement income from the Pension Plan and the SERP for Mr. Puckett, upon retirement at age 65, would be an amount equal to his Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of Mr. Puckett who participated in the Pension Plan, regardless of whether he otherwise qualifies for “early retirement” under the Pension Plan. Payments under the SERP with respect to the period prior to December 31, 2004 are payable in monthly payments or in a lump sum, and payments with respect to the period after December 31, 2004 are payable in a lump sum.

At the end of December 2014, the Pension Plan and SERP were modified such that for certain executives, including Mr. Puckett, benefits would be frozen in the Pension Plan and would instead accrue in the SERP, and therefore accrued benefits under the SERP increased at a higher rate for service and earnings after December 31, 2014 and before January 1, 2019. Effective December 31, 2018, the SERP ceased to recognize any future service and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date).

Mr. Scabbia Guerrini has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers almost all Swiss-based employees of VF International SAGL over 25 years of age. Benefits under the Swiss Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with no less than five years immediately preceding retirement included in the average.

The assumptions underlying the present values of the eligible U.S.-based NEOs’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note 17 to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended March 29, 2025, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan.

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EXECUTIVE COMPENSATION

2025 Pension Benefits Table

Executive	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Bracken Darrell(3)	VF Corporation Pension Plan	-0-	$-0-		$-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Paul Vogel(3)	VF Corporation Pension Plan	-0-	-0-		-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Martino Scabbia Guerrini(3)	Pension Fund of VF International SAGL in Switzerland	19	1,787,313	(2)	-0-

Brent Hyder(3)	VF Corporation Pension Plan	-0-	-0-		-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Jennifer Sim(3)	VF Corporation Pension Plan	-0-	-0-		-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Matthew Puckett	VF Corporation Pension Plan	18	323,400	(4)	-0-

	Supplemental Executive Retirement Plan	18	801,300	(4)	-0-

(1)

As discussed above, the Pension Plan and SERP were frozen effective December 31, 2018, and no additional service credit will accrue after that date. Years of service reflected in this column for Mr. Puckett include service until December 31, 2018. The number of years of service credited to Mr. Scabbia Guerrini under the Swiss Pension Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year ended March 29, 2025.

(2)

The amount for Mr. Scabbia Guerrini under the Swiss Pension Plan was calculated in Swiss francs and converted to U.S. dollars using an exchange rate of 1.1275 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2025. The amount is the actual account value of the portion contributed by VF into the Swiss Pension Plan. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary depending on the employee’s age. The portion of the contribution made by employer and employee depends on the category of the employee. In addition, Mr. Scabbia Guerrini periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

(3)	Messrs. Darrell, Vogel, Scabbia Guerrini, and Hyder and Ms. Sim do not participate in the Pension Plan or the SERP.

(4)

The amounts in this column for Mr. Puckett are the actuarial present value of his accumulated benefit under each plan, computed as of the same Pension Plan or SERP measurement date, as applicable, used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year ended March 29, 2025.

Nonqualified Deferred Compensation

VF senior executives, including the NEOs other than Mr. Scabbia Guerrini, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan II (the “EDSP”).

In 2015, the terms of the EDSP were amended to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation in excess of the IRS annual compensation limit for 401k contributions ($345,000 for calendar year 2024 and $350,000 for calendar year 2025) (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account was also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Compensation below the IRS annual compensation limit was eligible for contributions to the 401k Plan.

The terms of the EDSP were amended effective January 1, 2020 to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation from their first dollar earned (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account will be credited with matching credits after the end of the plan year in an amount equal to 100% on the first 6% of deferrals for such plan year less the

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maximum matching contribution that could be made in the 401k Plan. Participants must be employed on the last day of the plan year to receive matching contributions for that plan year.

The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of VF. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant to the 401k Plan, up to the IRS annual compensation limit of $345,000 for calendar year 2024 and $350,000 for calendar year 2025.

EDSP accounts deferred after January 1, 2005 are generally payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts deferred prior to January 1, 2005, an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s EDSP account upon an unexpected financial hardship. Accounts deferred after January 1, 2020 also have in-service distribution options. Executives may elect to receive deferrals (together with all gains and losses attributable thereto) on a scheduled date while still employed by VF. If an executive elects to receive payment of deferrals while still employed by VF, payment cannot begin until at least five years from the plan year in which such deferrals were contributed. An executive may postpone a scheduled in-service distribution date as long as they (i) make the election to postpone at least twelve (12) months before the originally scheduled distribution date and (ii) the new distribution date is at least five (5) years after their originally scheduled distribution date.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds. Executives may change such hypothetical investment elections on a daily basis.

2025 Nonqualified Deferred Compensation

Executive	Executive Contributions in FY2025 ($)(1)	VF Contributions in FY2025 ($)(2)	Aggregate Earnings in FY2025 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance on March 29, 2025 ($)(4)

Bracken Darrell	$150,000	$-0-	$(655)	$-0-	$149,345

Paul Vogel	11,423	-0-	(155)	-0-	11,268

Martino Scabbia Guerrini	-0-	-0-	-0-	-0-	-0-

Brent Hyder	12,923	-0-	(114)	-0-	12,809

Jennifer Sim	35,075	10,212	7,650	-0-	168,519

Matthew Puckett	12,442	-0-	140,323	517,333	2,433,289

(1)	Amounts reported in this column are included as salary in the Summary Compensation Table above. The type of compensation permitted to be deferred is salary in fiscal 2025.

(2)

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table above. For the 2024 calendar year, the matching contribution for qualified executives was made after the end of the 2024 calendar year, in February 2025 in an amount equal to 100% on the first 6% of deferrals for such year less the maximum matching contribution that could be made in the 401k Plan, provided the executive is employed on the last day of the 2024 calendar year.

(3)

This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table above.

(4)

This column reflects the aggregate of salary and non-equity incentive awards deferred by each NEO during his or her career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the NEOs have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a NEO for purposes of proxy statement disclosure.

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EXECUTIVE COMPENSATION

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would be made to each of the continuing NEOs and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without cause, (iv) the executive’s termination by VF with cause, or (v) the executive’s resignation, assuming these events occurred on March 29, 2025. Mr. Puckett ceased to serve as our Executive Vice President and Chief Financial Officer effective July 8, 2024, and amounts paid to Mr. Puckett upon his involuntary termination without cause are described below.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	retirement benefits, the present value of which is disclosed in the 2025 Pension Benefits Table above,

(b)	the aggregate balance disclosed in the 2025 Nonqualified Deferred Compensation table above,

(c)	the executive’s AIP payment for the year ended March 29, 2025, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, or

(d)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without cause with no severance, resignation not qualifying as a retirement or termination by VF with cause.

The continuing NEOs, other than Mr. Scabbia Guerrini, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement or with respect to Mr. Darrell only, as set forth in his offer letter, as described below. Under Mr. Scabbia Guerrini’s 2006 employment agreement and Swiss law, he would receive six months of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause. As described below under “Payments Upon Retirement,” as a result of retirement executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who is eligible for retirement would not forfeit his or her awards granted prior to fiscal 2025 due to retirement. All awards granted in fiscal 2025 would be forfeited in case of retirement and termination without cause assuming those events occurred on March 29, 2025.

Pursuant to Mr. Darrell’s offer letter, if Mr. Darrell’s employment is terminated without cause within two years following his employment start date and not in connection with a change in control, he would receive cash severance equal to two times his annual base salary, a cash payment equal to 18 months of the Company’s subsidy for active employees under its health care plans and full vesting of his make-whole equity awards. If his employment is terminated due to death or disability, his make-whole equity awards would vest in full. Such severance benefits are subject to his execution of a release of claims and compliance with restrictive covenants.

Potential Payments Upon a Change in Control of VF

VF has entered into Change-in-Control Agreements (collectively, the “Agreements”) with all continuing NEOs. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24-month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the applicable Agreement. The Agreements have a term of two years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the Agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the NEOs include a lump-sum payment of an amount equal to 2.99 times the sum of (a) the greater of the executive’s highest annual base salary in effect at any time within the twelve-month period preceding a change in control of VF or the date of termination plus (b) the greater of (1) the highest amount of annual incentive awarded to the executive during the last three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF and (2) the target annual incentive for the year of termination. Under the terms of the Agreements or the Stock Plan, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on RSUs and restricted stock, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of PRSUs under the LTIP, the PRSUs would

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EXECUTIVE COMPENSATION

be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance period (except if performance in completed years is below-target the uncompleted years are projected at target), and such PRSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax”, which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. In the case of all continuing NEOs, if the excise tax would apply, each would receive the full payments (without gross-up) or the payments would be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to the recipient.

A “change in control” under the Agreements would include any of the following events, subject to certain exceptions described in the Agreements:

(A)	an outside party acquires 20% of VF’s voting securities;

(B)

members of the Board on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C)	consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

Potential Payments Upon Termination of Employment Following a Change in Control and Related Benefits(1,2)

If the continuing NEOs’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on March 29, 2025, the executives would be entitled to receive the following estimated amounts.

Executive	Severance Amount ($)(3)	PRSU Awards ($)(4)	Unvested RSU Awards ($)(5)	Unvested Stock Options ($)(6)	Estimated Value of Benefit Continuation ($)(7)	Total ($)

Bracken Darrell	$10,689,250	$9,992,208	$635,928	$3,048,608	$89,625	$24,455,619

Paul Vogel	4,451,639	1,418,972	1,371,742	-0-	58,333	7,300,686

Martino Scabbia Guerrini(8)	5,876,257	7,113,954	3,780,720	1,354,938	36,000	18,161,869

Brent Hyder	4,395,300	1,815,001	6,935,713	789,065	58,050	13,993,129

Jennifer Sim	3,114,235	1,248,573	232,871	406,481	51,623	5,053,783

(1)

These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the applicable NEOs, which would only be known at the time that he or she becomes eligible for payment and would only be payable if a change in control were to occur and the NEO’s employment were terminated by VF without cause or by the NEO with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred on March 29, 2025, and the NEO’s employment had been terminated on that date.

(2)

Valuations of equity awards in this table reflect a price per share of VF Common Stock of $15.69, the closing market price of VF’s Common Stock on March 28, 2025, the last trading day of VF’s fiscal 2025. Totals may not add up due to rounding.

(3)	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest target or actual annual incentive paid to the executive in the past three years.

(4)

The amount in this column represents the estimated value of PRSU awards under the LTIP for incomplete periods that would be paid upon a qualifying termination following a change in control. Incomplete periods as of March 29, 2025, are the fiscal 2024-2026 and fiscal 2025-2027 PRSU award periods, both assumed at 100% of target performance.

(5)	The amount in this column represents the value of unvested RSU awards.

(6)	The amount in this column represents the “in-the-money” value of unvested stock options.

(7)	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

(8)

Cash compensation to be paid to Mr. Scabbia Guerrini was converted from Swiss francs to U.S. dollars using the exchange rate of 1.1275 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2025.

Payments Upon Retirement

Mr. Scabbia Guerrini was eligible for retirement on March 29, 2025. Retirement generally would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due

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EXECUTIVE COMPENSATION

to retirement, except for awards granted in fiscal 2025 which would be forfeited upon retirement on March 29, 2025. In the case of stock options granted prior to fiscal 2025, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after retirement). On March 29, 2025, the aggregate “in-the-money” value of the unexercisable options of Mr. Scabbia Guerrini which would not be forfeited upon a retirement was $0. In addition, under the LTIP, upon retirement on March 29, 2025 for Mr. Scabbia Guerrini, the PRSUs earnable for the incomplete period of fiscal 2024-2026 would not be forfeited, but they would remain fully subject to the performance requirements, so that the PRSUs would be earned only upon completion of the performance period and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such PRSUs cannot be calculated as of March 29, 2025.

Payments Upon Termination Due to Death or Disability(1)

The following table shows the estimated value of all unexercisable options and unvested restricted stock or RSU awards on March 29, 2025, assuming the executives had terminated employment due to death or disability:

Executive	Unvested RSU Awards ($)	PRSU Awards ($)	Unvested Stock Options ($)	Total ($)

Bracken Darrell	$635,928	$9,992,208	$3,048,608	$13,676,744

Paul Vogel	1,371,742	1,418,972	-0-	2,790,714

Martino Scabbia Guerrini(2)	2,918,896	7,113,954	1,354,938	11,387,788

Brent Hyder	3,246,369	1,815,001	789,065	5,850,435

Jennifer Sim	232,871	1,248,573	406,481	1,887,925

(1)	Valuations reflect a price per share of $15.69, the closing market price of VF’s Common Stock on March 28, 2025, the last trading day of VF’s fiscal 2025. Totals may not add up due to rounding.

(2)	This individual was retirement eligible on March 29, 2025. Unearned PRSU awards for 2025-2027 would be forfeited. Unearned PRSU awards for 2024-2026 are assumed at target performance.

Payments Upon Termination Without Cause

In the event of a termination by VF without cause, any awards granted in fiscal 2025 under the Stock Plan or the LTIP would be forfeited. All other awards would be treated as follows: the executive’s stock options, would continue to vest and be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, for executive’s PRSUs, if the executive has been an active participant for at least 12 months in a performance period, the executive would be eligible to receive a pro rata portion of the total number of PRSUs the executive is deemed to have earned based on performance in the completed portion of the performance period, with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance period.

In October 2023, the Committee approved a Severance Plan for Section 16 Officers (the “Severance Plan”). All US-based NEOs, except Mr. Darrell, would be eligible for severance benefits under this Severance Plan upon involuntary termination without cause. The Severance Plan provides the following benefits: (i) a cash severance benefit equal to two times annual base salary; (ii) reimbursement for the cost of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums in excess of the employee’s active employee rate for himself/herself and his/her dependents on the termination date, for the shorter of (x) the severance payment period and (y) the COBRA continuation period, provided, however, that no reimbursement will be made at any time that the employee is no longer eligible for COBRA continuation coverage; and (iii) outplacement services. Such severance benefits are subject to the employee’s execution of a release of claims and compliance with restrictive covenants. Mr. Darrell would be eligible for severance benefits under his offer letter as described above. Mr. Scabbia Guerrini would be eligible for severance benefits as described above pursuant to his 2006 employment agreement and Swiss law.

Mr. Puckett ceased to serve as Executive Vice President and Chief Financial Officer on July 8, 2024, and departed VF on July 9, 2024. His departure qualified as an involuntary termination without cause pursuant to the Severance Plan, and Mr. Puckett received severance benefits as described above pursuant to the Severance Plan. The treatment of Mr. Puckett’s outstanding equity awards following his departure from VF was determined by the terms and conditions set forth in the applicable award agreements.

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EXECUTIVE COMPENSATION

Payments Upon Termination for Cause or Resignation

In the event of a termination for cause or resignation not qualifying as retirement, each NEO would receive no additional compensation.

CEO PAY RATIO

VF Corporation is a global leader in branded lifestyle apparel, footwear and accessories, engaging in the design, procurement, marketing, and distribution of branded products in the Americas, Europe, and the Asia Pacific.

Our CEO pay ratio for fiscal 2025 is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K and based on methodology described below.

For fiscal 2025, our last completed fiscal year:

•	Our median employee is a part-time, U.S.-based retail employee

•	The total annual compensation of the median employee was $32,142

•	The total annual compensation of our CEO, Mr. Darrell as reported in the Summary Compensation Table was $10,729,899

•	Our CEO to Median Employee Pay Ratio is 334:1

Methodology

We selected a new median employee for fiscal 2025, as we could no longer use the same (or similar) median employee as in fiscal 2022, fiscal 2023 and fiscal 2024. To identify our new median employee for fiscal 2025, we took the following steps:

Step 1: We identified our active employee population as of February 1, 2025. The active VF workforce on February 1, 2025, including VF’s consolidated subsidiaries, had 27,754 employees in 46 countries throughout the world. Of that population, 14,781 (53%) were U.S. employees and 12,973 (47%) were non-U.S. employees. 910 employees in the following jurisdictions were excluded from the population for our pay ratio calculation under the de minimis exemption per the SEC rules: Bangladesh (83), Mexico (785), and Portugal (42). As a result, our pay ratio includes 26,844 global full-time, part-time, temporary, and seasonal employees employed and active as of that date.

Step 2: We identified a consistently applied compensation measure which would provide a reasonable picture of the annual compensation of our employees, and we used base salary or hourly wages, as applicable, and target annual cash incentives. To determine wages for hourly employees, we used each employee’s pay rate and scheduled hours as recorded in our Human Resources system. We annualized the compensation of all employees included in the calculation who were hired during fiscal 2025, but who did not work for the company during the entire fiscal year. The VF workforce is paid in 29 currencies throughout the world. For purposes of this disclosure, we applied the end of year local currency to U.S. dollars exchange rate for fiscal year 2025 to the annual compensation. We did not make any cost-of-living adjustments and we did not make any full-time equivalent adjustments.

Step 3: We ranked the population included in the calculation, excluding the CEO, from high to low based on their annual compensation as described above. We identified a subset of approximately 10 employees representing the potential median employee population and we calculated each employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table rules used for our CEO and we identified the median employee from this subset.

VF Corporation 2025 Proxy Statement	/	63

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our NEOs and certain financial performance of VF. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs. The Committee evaluates compensation decisions in light of VF or individual performance and does not use “compensation actually paid” as a basis for making compensation decisions. For information concerning our compensation philosophy and how we align executive compensation with our performance, see the CD&A above.

									Value of Initial Fixed $100 Investment Based on
Year	Summary Compensation Table (SCT) Total for Mr. Darrell ($) (1)	Compensation Actually Paid (CAP) to Mr. Darrell ($) (2)	Summary Compensation Table (SCT) Total for Mr. Dorer ($) (1)	Compensation Actually Paid (CAP) to Mr. Dorer ($) (2)	Summary Compensation Table (SCT) Total for Mr. Rendle ($) (1)	Compensation Actually Paid (CAP) to Mr. Rendle ($) (2)	Average SCT Total for Non-PEO NEOs ($) (3)	Average CAP to Non-PEO NEOs ($) (4)	TSR ($) (5)	S&P 1500 Apparel, Accessories & Luxury Goods Subindustry Index TSR ($) (6)	Net Income (In Millions) ($) (7)	One-Year rTSR Percentile Rank (8)

2025	$10,729,899	$11,786,745	N/A	N/A	N/A	N/A	$3,585,721	$3,896,671	$32.17	$110.02	$(189.72)	69th percentile

2024	13,535,399	9,552,700	1,971,941	1,155,850	N/A	N/A	4,630,927	3,345,820	30.81	128.20	(968.88)	2nd percentile

2023	N/A	N/A	3,037,566	2,725,023	$11,485,534	$(9,632,882)	4,588,662	428,117	44.13	131.21	118.59	0th percentile

2022	N/A	N//A	N/A	N/A	15,423,153	3,060,425	5,284,304	988,855	103.36	166.43	1,386.94	12th percentile

2021	N/A	N//A	N/A	N/A	15,782,405	24,664,101	4,244,022	6,511,273	141.12	197.11	407.9	5th percentile

(1)
The dollar amounts in these columns show the amount of total compensation reported for Messrs. Darrell, Dorer and Rendle in the “Total” column of the Summary Compensation Table in each applicable year. Mr. Darrell was appointed our President and Chief Executive Officer effective July 17, 2023. Mr. Dorer served as our Interim President and Chief Executive Officer from December 2, 2022 to July 16, 2023. Mr. Rendle retired as our Chair, President and Chief Executive Officer effective December 2, 2022.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Messrs. Darrell, Dorer and Rendle, as computed in accordance with Item 402(v) of Regulation
S-K
(“CAP”) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Messrs. Darrell, Dorer and Rendle’s total compensation for each applicable year to determine their respective CAP:

Year	2025

PEO	Mr. Darrell

SCT Total compensation ($)	10,729,899

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(6,725,003)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	9,256,279

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(1,410,006)

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(64,424)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	0

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	0

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	0

Compensation Actually Paid ($)	11,786,745

64	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

(3)
The dollar amounts in this column represent the average of the amounts of total compensation reported for our NEOs as a group (excluding, as applicable, Messrs. Darrell, Dorer, and Rendle) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal 2025, Messrs. Vogel, Scabbia Guerrini, Hyder, and Puckett and Ms. Sim; (ii) for fiscal 2024, Messrs. Puckett, Bailey, Scabbia Guerrini, and Hyder and Ms. Otto; (iii) for fiscal 2023, Messrs. Puckett, Bailey and Scabbia Guerrini and Ms. Otto; (iv) for fiscal 2022, Messrs. Puckett, Bailey, Scabbia Guerrini, Murray who served as our Global Brand President, The North Face until May 2022 and Roe who served as our Executive Vice President and Chief Financial Officer until May 2021; and (v) for fiscal 2021, Messrs. Roe, Bailey, Scabbia Guerrini and Murray.

(4)
The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding, as applicable, Messrs. Darrell, Dorer and Rendle) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments were made to the average total compensation of the NEOs as a group (other than the PEO) for fiscal 2025 to determine the average amount of CAP to the NEOs (excluding, as applicable, Messrs. Darrell, Dorer and Rendle) in fiscal 2025:

Year	2025

Non-PEO NEOs	See Note 3

SCT Total compensation ($)	3,585,721

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(1,971,037)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	2,409,183

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(92,540)

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(19,241)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	(10,015)

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(37,031)

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	31,631

Compensation Actually Paid ($)	3,896,671

(5)
For the relevant year, represents the cumulative TSR of VF for the
52-week
measurement periods ended on March 29, 2025, March 30, 2024, April 1, 2023 and April 2, 2022, and the
53-week
measurement period ended on April 3, 2021.

(6)
For the relevant year, represents the cumulative TSR of the S&P 1500 Apparel, Accessories & Luxury Goods Subindustry Index companies (“Peer Group TSR”) for the
52-week
measurement periods ended on March 29, 2025, March 30, 2024, April 1, 2023 and April 2, 2022, and the
53-week
measurement period ended on April 3, 2021.

(7)
Reflects “Net Income” in our Consolidated Income Statements included in VF’s Annual Reports on Form
10-K
for each of the years ended March 29, 2025, March 30, 2024, April 1, 2023, April 2, 2022 and April 3, 2021.

(8)
Company-selected Measure is our
one-year
TSR relative to the TSR of the applicable S&P Index (the S&P 600 Consumer Discretionary Index for fiscal 2025 and the S&P 500 Consumer Discretionary Index for all other fiscal years) over the same period
(“one-year
rTSR”).
One-year
rTSR represents the most important financial measure (as determined by the Company) used to link CAP to our NEOs to Company performance for the most recently completed fiscal year.

List of Financial Performance Measures Used to Link CAP for the Most Recently Completed Fiscal Year to Company Performance
The financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link CAP to our NEOs for fiscal 2025 to VF’s performance are as follows:

•	One-year rTSR;

•	Revenue; and

•	Operating Income.
Analysis of the Information Presented in the Pay Versus
Performance
Table
As described in more detail in the CD&A above, the fundamental philosophy of our executive compensation programs is to pay for performance, through the alignment of our executives’ pay to the achievement of overall short- and long-term business strategies of VF. Our programs are designed to balance fixed and performance-based compensation
components, and incentivize responsible achievement of multiple operating goals over one-
and three-year periods.
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphs which illustrate the relationships over the past five years between CAP to our NEOs and (i) our net income, (ii) our TSR and (iii) our rTSR. In addition, the second graph compares our TSR and our Peer Group TSR. Since a significant portion of the NEOs’ compensation is comprised of equity awards (72% of

VF Corporation 2025 Proxy Statement	/	65

EXECUTIVE COMPENSATION

Mr. Darrell’s target direct
compensation
and 60% of the average target
direct compensation
of our other NEOs, as described in more detail in the CD&A above), the CAP of our PEO and other NEOs is higher when
our stock price is higher, and lower when our stock price is lower, demonstrating the clear alignment of interests of our PEO and other NEOs with those of our shareholders.

CAP vs Net Income
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid ($000s)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
Net Income (Millions)
FY21
FY22
FY23
FY24
FY25
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
Net Income

CAP vs VF TSR & Peer Group TSR
Compensation Actually Paid ($000s)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$250
$200
$150
$100
$50
$0
TSR
Value of Initial Fixed $100 Investment
FY21
FY22
FY23
FY24
FY25
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
VF TSR
Peer Group TSR

CAP vs One-year rTSR
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid ($000s)
70
60
50
40
30
20
10
0
Percentile
FY21
FY22
FY23
FY24
FY25
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
One-year rTSR PP

66	/	VF Corporation 2025 Proxy Statement

EXECUTIVE COMPENSATION

2025 EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table provides information as of March 29, 2025, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(A)	(B)	(C)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (2)

Equity compensation plans approved by shareholders	28,016,681	$32.80	38,032,793

Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	28,016,681	$32.80	38,032,793

(1)
The number of shares includes 4,924,393 RSUs that were outstanding on March 29, 2025, under the LTIP, a subplan under the Stock Plan. Under the LTIP, participants are awarded PRSUs, which give them the opportunity to earn shares of VF Common Stock. The number of PRSUs included in the table was calculated with respect to the fiscal 2023-2025 LTIP awards by multiplying 0% (the actual level of achievement for the three-year performance period ended March 29, 2025) by the target number of PRSUs awarded, and was calculated with respect to the fiscal 2024-2026 and fiscal 2025-2027 LTIP awards by assuming a maximum payout of shares (i.e., at 225% of target award). Actual payout of the shares is determined as described in footnote 3 to the 2025 Grants of Plan-Based Awards table above. PRSU awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of VF Common Stock on a one-for-one basis. Accordingly, the PRSU awards have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 6,011,850 RSUs that vest over time and do not have an exercise price, granted apart from the LTIP. Had all PRSUs and RSUs been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $20.00. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. On March 29, 2025, a total of 11,613 unvested shares of restricted stock were outstanding.

(2)
Full-value awards, such as restricted stock and RSUs, as well as stock options, may be awarded under the Stock Plan; all shares reflected in this column are shares available under the Stock Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

VF Corporation 2025 Proxy Statement	/	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of VF Common Stock, as well as certain other information, all as of May 27, 2025, except that information regarding the number of shares beneficially owned by these shareholders is as of December 31, 2024, unless otherwise indicated in the footnotes below.

BENEFICIAL OWNER AND NATURE OF OWNERSHIP	AMOUNT OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS

Dodge & Cox(2)	42,556,750 shares	10.9%

The Vanguard Group(3)	41,071,730 shares	10.5%

PNC Bank, N.A. and affiliates (including shares held in Barbey Family trust accounts)(4)	37,654,412 shares	9.7%

BlackRock, Inc.(5)	28,906,748 shares	7.4%

Todd Barbey(6)	20,219,346 shares	5.2%

Northern Trust Corporation(7)	19,870,376 shares	5.1%

(1)

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

(2)

The information in the above table concerning Dodge & Cox (“Dodge”) was obtained from a Schedule 13G/A filed with the SEC by Dodge on July 9, 2024 reporting beneficial ownership at June 30, 2024. Dodge reported having sole voting power over 39,959,850 shares and sole dispositive power over 42,556,750 shares. Dodge’s address is 555 California Street, 40th Floor, San Francisco, CA 94104.

(3)

The information in the above table concerning The Vanguard Group (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership at December 31, 2023. Vanguard reported having shared voting power over 415,871 shares, sole dispositive power over 39,609,925 shares and shared dispositive power over 1,461,805 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 7, 2025 reporting beneficial ownership at December 31, 2024. PNC Bank and its affiliates held a total of 37,654,412 shares (9.7% of the class outstanding) of VF Common Stock in various trust and agency accounts on December 31, 2024. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 33,089 shares, shared voting power over 37,616,958 shares, sole dispositive power over 29,783 shares and shared dispositive power over 37,622,662 shares. Of the total shares reported, 37,616,958 shares of VF Common Stock are held in the Barbey Family Trust accounts (the “Trusts”) for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who are members of the VF Board of Directors. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. PNC Bank’s address is 300 Fifth Avenue, Pittsburgh, PA 15222.

(5)

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on April 17, 2025 reporting beneficial ownership at March 31, 2025. BlackRock reported having sole voting power over 28,223,278 shares and sole dispositive power over 28,906,748 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(6)

The information in the above table concerning Todd Barbey was obtained from a Schedule 13G/A filed with the SEC by Todd Barbey on February 14, 2022 reporting beneficial ownership at December 31, 2021, as confirmed by information provided by such shareholder on February 26, 2024. Mr. Barbey reported having sole voting and dispositive power over 193,782 shares. Mr. Barbey reported having shared voting and dispositive power over 20,025,564 shares, which shares are held in trusts for which Mr. Barbey serves as co-trustee with The Northern Trust Company of Delaware. The address of Mr. Barbey is 555 Rivergate Lane, Suite B1-105, Durango, CO 81301.

(7)

The information in the above table concerning Northern Trust Corporation (“Northern Trust”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 14, 2025 reporting beneficial ownership at December 31, 2024. Northern Trust reported having sole voting power over 953,789 shares, shared voting power over 18,897,284 shares, sole dispositive power over 2,504,011 shares and shared dispositive power over 17,246,805 shares. Northern Trust’s address is 50 South LaSalle Street, Chicago, IL 60603.

68	/	VF Corporation 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Management

The following table reflects, as of May 27, 2025, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all current directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes.

NAME OF BENEFICIAL OWNER	TOTAL SHARES BENEFICIALLY OWNED(1,2,3)

Directors:

Richard T. Carucci	424,715

Alexander K. Cho	65,401

Juliana L. Chugg	215,460

Trevor Edwards	37,056

Mindy F. Grossman	6,194

Mark S. Hoplamazian	136,392

Laura W. Lang	111,580

Clarence Otis, Jr.	200,970

Carol L. Roberts	101,555

Matthew J. Shattock	173,079

Kirk C. Tanner	6,194

Named Executive Officers:

Bracken Darrell	952,440

Brent Hyder	100,825

Martino Scabbia Guerrini	851,286

Jennifer Sim	162,419

Paul Vogel	-0-

Matthew H. Puckett(4)	339,178

All Current Directors and Current Executive Officers as a Group (18 persons)	4,212,257

(1)

Shares counted as beneficially owned by Ms. Chugg include 6,718 shares owned by her spouse and 26,301 shares owned in a trust. Shares counted as beneficially owned by Mr. Edwards include 2,160 shares owned by a trust. Shares counted as beneficially owned by Ms. Roberts include 7,109 shares owned indirectly by her spouse. Shares counted as beneficially owned by Mr. Shattock include 40,000 shares owned indirectly by a limited liability company. Shares counted as beneficially owned also include phantom shares accounted for in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci – 68,510 shares; Mr. Cho – 11,623 shares; Ms. Chugg – 24,900 shares; Mr. Edwards – 0 shares; Ms. Grossman – 0 shares; Mr. Hoplamazian – 19,072 shares; Ms. Lang – 7,484 shares; Mr. Otis – 82,346 shares; Ms. Roberts – 3,106 shares; Mr. Shattock – 30,591 shares; Mr. Tanner – 0 shares; and all directors as a group – 247,634 shares.

(2)

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of May 27, 2025, or within 60 days thereafter: Mr. Darrell – 697,565; Mr. Scabbia Guerrini – 665,712; Mr. Hyder – 100,825; Mr. Puckett – 293,728; Ms. Sim – 151,876; Mr. Vogel – 0; Mr. Carucci – 75,923; Mr. Cho – 39,392; Ms. Chugg – 75,923; Mr. Edwards – 25,195; Ms. Grossman – 0; Mr. Hoplamazian – 75,923; Ms. Lang – 75,923; Mr. Otis – 75,923; Ms. Roberts – 69,643; Mr. Shattock – 75,923; Mr. Tanner – 0; and all current directors and current executive officers as a group – 2,685,336.

(3)

Ms. Chugg and Mr. Otis, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the Trust Shares. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table above and footnote 4 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the VF Common Stock outstanding. The percentage of shares owned beneficially by all current directors and current executive officers as a group was 1.1% of the VF Common Stock outstanding.

(4)

Mr. Puckett departed VF on July 9, 2024 and, therefore, is not included in the group total. Mr. Puckett’s ownership is as of July 9, 2024 other than shares that could be acquired upon exercise of stock options that are exercisable as of May 27, 2025, or within 60 days thereafter.

VF Corporation 2025 Proxy Statement	/	69

ITEM NO. 3

Ratification of The Selection of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for fiscal 2025. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to reconsider its appointment if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors unanimously recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP. The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the 2025 and 2024 fiscal years.

TYPE OF FEES	2025	2024	DESCRIPTION OF FEES

Audit Fees	$9,067,000	$9,080,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of the effectiveness of VF’s internal control over financial reporting.

Audit Related Fees	459,000	246,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in the 2025 and 2024 fiscal years consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	313,000	472,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in the 2025 and 2024 fiscal years consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.

All Other Fees	2,000	2,000	“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit Related Fees” and “Tax Fees”. “All Other Fees” in the 2025 and 2024 fiscal years consisted of fees for subscription to an online research tool.

Total	$9,841,000	$9,800,000

VF’s process is that all audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the

70	/	VF Corporation 2025 Proxy Statement

ITEM NO. 3

Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

As of May 13, 2025, the date of this report, the Audit Committee consisted of five members: Carol L. Roberts, who serves as the Chair of the Committee, Richard T. Carucci, Alexander K. Cho, Clarence Otis, Jr., Carol L. Roberts and Kirk C. Tanner. Each member is an independent director under NYSE and SEC rules, and meets the standards for committee independence as set forth in VF’s Corporate Governance Principles. The Audit Committee has the duties and powers described in its written charter adopted by the Board.

The Audit Committee assists the Board’s oversight and monitoring of:

•	the integrity of VF’s financial statements;

•	VF’s compliance with legal and regulatory requirements;

•	the qualifications and independence of VF’s independent registered public accounting firm;

•	the performance of VF’s internal audit function and independent registered public accounting firm; and

•	the effectiveness of VF’s internal control over financial reporting process.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of VF’s financial statements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by VF’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

PricewaterhouseCoopers LLP has served as VF’s independent registered public accounting firm since 1995 and rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the selection of the lead engagement partner.

VF maintains an auditor independence policy that, among other things, prohibits VF’s independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that VF may not enter into engagements with VF’s independent registered public accounting firm for non-audit services without the express pre-approval of the Audit Committee.

The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended March 29, 2025 (the “2025 Financial Statements”). At meetings of the Audit Committee held in May 2025, the Audit Committee (i) reviewed and discussed with management the 2025 Financial Statements and, for the fiscal year ended March 29, 2025, the audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2025 Financial Statements and the audit of internal control over financial reporting for the fiscal year ended March 29, 2025; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2025 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended March 29, 2025 to be filed with the Securities and Exchange Commission.

Carol L. Roberts, Chair

Richard T. Carucci

Alexander K. Cho

Clarence Otis, Jr.

Kirk C. Tanner

VF Corporation 2025 Proxy Statement	/	71

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, holders of VF Common Stock will vote on the matters described in the notice of the meeting on the front page of this proxy statement, including the election of directors, approval of the compensation of named executive officers as disclosed in this proxy statement, and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026 and such other matters as may properly come before the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record on May 27, 2025, the record date for the meeting, are entitled to receive notice of and vote at the meeting.

What are the voting rights of shareholders?

Each share of VF Common Stock is entitled to one vote on each matter considered at the meeting.

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report for fiscal 2025, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Why is the meeting being held virtually?

Following consideration of the successful implementation of the virtual format for our annual meetings held in recent years, the Board has determined it would be advisable to hold the Annual Meeting virtually. We believe the virtual format facilitates shareholder attendance and participation by enabling shareholders to participate from any location. The virtual format also eliminates many of the costs associated with a physical meeting.

How may shareholders attend the virtual meeting and ask questions at the virtual meeting?

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting and vote during the live webcast of the meeting, you will need to visit www.virtualshareholdermeeting.com/VFC2025 and enter your control number and other information. Questions must be submitted by no later than 5:00 p.m., Eastern Time, on Friday, July 18, 2025 by visiting www.proxyvote.com and following the instructions. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.

Meeting Location www.virtualshareholdermeeting.com/VFC2025

Beginning one hour prior to, and during, the meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the emailed instructions.

Even if you plan to attend the virtual meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual meeting.

How do shareholders access the proxy materials over the Internet?

The Notice, proxy card or voting instruction card you receive will contain instructions on how to view our proxy materials for the meeting on the Internet and vote your shares, and will allow you to instruct us as to how to send our future proxy materials to you either by mail or by email. Our proxy materials are also available for viewing at: www.virtualshareholdermeeting.com/VFC2025. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email within the next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

72	/	VF Corporation 2025 Proxy Statement

ABOUT THE MEETING

How do shareholders vote?

Shareholders may vote at the meeting by attending the virtual meeting or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card is returned but gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Corporate Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the virtual meeting and voting at the virtual meeting. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet prior to 11:59 p.m. Eastern Time on July 21, 2025. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

THERE ARE THREE WAYS TO VOTE BY PROXY:

By Internet: Go to www.proxyvote.com and vote via the Internet.
By Telephone: Call 1-800-690-6903 (this call is toll-free in the U.S.).
By Mail: If you received a paper copy of the proxy materials, mark, sign and date your proxy card and promptly return it in the postage-paid envelope we have provided.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the virtual meeting or present by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. At the close of business on May 27, 2025, there were 389,755,788 outstanding shares of VF Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors; “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement; and “FOR” the ratification of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026. If any other matters are brought before the meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Richard Carucci, Chair of the Board of Directors of VF, and Jennifer S. Sim, Executive Vice President, Chief Legal Officer and Corporate Secretary of VF.

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” with respect to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” with respect to a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Governance and Corporate Responsibility Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the compensation of named executive officers as disclosed in this proxy statement and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026 requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Approval of any other matter to come before the meeting requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Abstentions will not be taken into account in determining the outcome of the approval of compensation of named executive officers as disclosed in this proxy statement or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026, or approval of any other matter to come before the meeting (other than the election of directors, which is described above). Under current NYSE rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in

VF Corporation 2025 Proxy Statement	/	73

ABOUT THE MEETING

its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2026 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions, and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors or the approval of the compensation of named executive officers as disclosed in this proxy statement.

Householding

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single Notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If you are a shareholder of record and would like to have separate copies of the Notice or Annual Report and proxy statement mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the Annual Report and proxy statement should have been forwarded to you by your bank, broker or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the Notice that was sent to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and proxy statement at their address who would prefer to receive a single copy should contact their bank, broker or nominee or Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.

Other Information

A copy of VF’s Annual Report for fiscal 2025 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. VF’s mailing address is as follows:

Mailing Address P.O. Box 13919 Denver, Colorado 80201

74	/	VF Corporation 2025 Proxy Statement

GENERAL INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the meeting, but if any other matter is presented, the persons named in the proxy card will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of June 9, 2025, VF had not received notice of any matter to be presented at the meeting other than as described in this proxy statement.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $17,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2026 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2026 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2026 Annual Meeting must be received by VF, together with certain information specified in VF’s By-laws, including a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act, no earlier than January 10, 2026 and no later than February 9, 2026, and any other proposal for consideration at the 2026 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than February 9, 2026. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 13919, Denver, Colorado 80201 no later than February 9, 2026, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

Under the proxy access provisions of our By-Laws, a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of VF stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 25% of the VF Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. Notice of proxy access director nominees must be received no earlier than January 10, 2026 and no later than February 9, 2026. The form of proxy issued with VF’s 2026 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2026 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Corporate Secretary notice of such proposal at the address set forth in this section no later than February 9, 2026, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

Chief Legal Officer and Corporate Secretary

Dated: June 9, 2025

VF Corporation 2025 Proxy Statement	/	75

V.F. CORPORATION 1551 WEWATTA ST. DENVER, CO 80202 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2025 for shares held directly and up until 11:59 p.m. Eastern Time on July 19, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VFC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow below available, and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 21, 2025 for shares held directly and up until 11:59 p.m. Eastern Time on July 19, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76039-P30528-Z90571 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V.F. CORPORATION The Board of Directors recommends you vote FOR the director nominees listed in Proposal 1. 1. To elect directors to serve until the 2026 Annual Meeting of Shareholders. Nominees: For Against Abstain 1a. Richard T. Carucci 1b. Alexander K. Cho 1c. Juliana L. Chugg 1d. Bracken P. Darrell 1e. Trevor A. Edwards 1f. Mindy F. Grossman 1g. Mark S. Hoplamazian 1h. Laura W. Lang 1i. Clarence Otis, Jr. 1j. Carol L. Roberts 1k. Matthew J. Shattock 1l. Kirk C. Tanner The Board of Directors recommends you vote FOR Proposals 2 and 3. 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V76040-P30528-Z90571 V.F. CORPORATION ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS July 22, 2025 The shareholder(s) hereby appoint(s) Richard T. Carucci and Jennifer S. Sim, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of V.F. Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/VFC2025 at 11:30 a.m., Mountain Time on Tuesday, July 22, 2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE